Exhibit 2.4

EXECUTION

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This Amendment No. 1, dated as of June 15, 2010 (this “Amendment”), amends that certain Asset Purchase Agreement (the “Agreement”), dated as of December 18, 2009, between MMAC, LLC, a Delaware limited liability company (the “Buyer”) and TRUDY CORPORATION, a Delaware corporation (the “Seller”).  Capitalized terms used herein without definition have the meanings specified in the Agreement.

RECITALS

WHEREAS, pursuant to Section 11(k) of the Agreement, the Buyer and the Seller desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions herein contained, the parties hereto agree to amend the Agreement as follows:

1.             Conditions to Obligation of Buyer.

(a)   Section 7(b)(xxii) of the Agreement is hereby amended and restated as follows:

“(xxii)         The Chief Financial Officer of the Seller shall have delivered to the Buyer the calculation of the NAV as of the Closing, and such NAV, as so shown, after taking into account the Burnham Capital Contribution and the Accounting Treatment Credit, shall be equal to or greater than negative $442,000 (-$442,000), which calculation is subject to Buyer’s reasonable review and approval;”

(b)   Section 7(b)(iv) of the Agreement is hereby amended and restated as follows:

“(iv)           The Seller shall have delivered to the Buyer the consent of Westport National Bank to transfer the Westport Credit Facility to the Buyer, on terms and with documentation reasonably satisfactory to the Buyer and Westport National Bank, which terms shall include an extension of the Westport Credit Facility to August 2011, and which documentation may include a security agreement from the Buyer in favor of Westport National Bank and a subordination agreement subordinating the Buyer Note to the Westport Credit Facility;”

2.             Buyer Note.  Section 3(i) of the Agreement is hereby amended and restated as follows:

“(i)             the issuance of a Promissory Note to the Seller in substantially the form attached hereto as Exhibit F (the “Buyer Note”) in an amount equal to $225,000, less the amount by which the NAV is less than negative $100,000 (-$100,000), plus the amount of the Burnham Expense Reimbursement, provided that the amount of the Burnham Expense Reimbursement will be added to the Buyer Note only if the NAV is less than negative $100,000 (-$100,000); provided, however, that in no event will the amount of the Buyer Note exceed $225,000.  For example, if the NAV is equal to negative $200,000 ($-200,000), the Buyer Note will be reduced by $83,000 ($100,000 less $17,000) to $142,000; plus”

3.             Burnham Expense Reimbursement.  The definition of “Burnham Expense Reimbursement” in the Agreement is hereby amended and restated as follows:

“Burnham Expense Reimbursement” means the amount of business expenses owed by the Seller to Mr. Burnham as of the Closing, it being agreed and understood that (i) such amount, if the Closing were to occur on June 15, 2010, would be $17,000, and (ii) in no event shall the Burnham Expense Reimbursement exceed $17,000.

4.             Burnham Capital Contribution.  A new definition, “Burnham Capital Contribution,” will be added to the Definitions section of the Agreement as follows:

“Burnham Capital Contribution” means a capital contribution made by Mr. Burnham in cash to the Seller immediately prior to the Closing, if necessary to increase the NAV to an amount equal to or greater than negative $442,000 (-$442,000) as more fully described in Section 1.3 of the Debt Cancellation and Indemnification Agreement.

5.             Accounting Treatment Credit.  A new definition, “Accounting Treatment Credit,” will be added to the Definitions section of the Agreement as follows:

“Accounting Treatment Credit” means a credited amount based on the availability to the Seller of certain accounting credits for returnable sales and inventory obsolescence as determined pursuant to the Debt Cancellation and Indemnification Agreement.

6.             Outside Closing Date.  The definition of “Outside Closing Date” in the Agreement is hereby amended and restated as follows

“Outside Closing Date” means July 31, 2010; provided, however, that if on July 31, 2010, the conditions to Buyer’s obligation to close set forth in Section 7(b) (but excluding clauses (xii) and (xx) thereof) have not been fully satisfied, Buyer may unilaterally extend the Outside Closing Date to August 31, 2010.

7.             Disney Letter of Credit.  Section 6(m) of the Agreement is hereby amended and restated as follows:

“(m)           Disney Letter of Credit.  At the request of the Seller, at any time between execution of this Agreement and Closing, the Buyer will cause the Lender to make available $126,000 in cash for use by the Seller as collateral for the issuance of the Disney letter of credit.  Such $126,000 will be added to the principal amount of the Bridge Loans.  A Guaranty, made by each of Mr. Burnham and Mrs. Burnham shall be made in favor of the Lender in the amount of such letter of credit.”

8.             Exhibits.

(a)   The form of the Operating Agreement attached as Exhibit D to the Agreement is hereby amended and restated in the form of Exhibit D attached hereto.

(b)   The form of the Buyer Note attached as Exhibit F to the Agreement is hereby amended and restated in the form of Exhibit F attached hereto.

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(c)   The form of the Lease attached as Exhibit J-1 to the Agreement is hereby amended and restated in the form of Exhibit J-1 attached hereto.

9.             No Other Changes.  Except as expressly set forth in this Amendment, all terms and provisions of the Agreement shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

10.           References to the Agreement.  After giving effect to this Amendment, each reference in the Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Agreement shall refer to the Agreement, as amended by this Amendment.

11.           Counterparts; Facsimile.  This Amendment may be executed in any number of counterparts (each of which may be transmitted via facsimile or by pdf), and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

(SIGNATURES ON FOLLOWING PAGE)

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

THE BUYER:

MMAC, LLC, a Delaware limited liability company

By:	/s/ Bradley Palmer
Name:	Bradley Palmer
Title:	Authorized Person

THE SELLER:

TRUDY CORPORATION, a Delaware corporation

By:	/s/ Ashley C Andersen Zantop
Name:	Ashley C Andersen Zantop
Title:	CEO

SIGNATURE PAGE TO AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

Exhibit D

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF MMAC, LLC ______________ ____________ ____, 2010 _____________

ii

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
MMAC, LLC

This Amended and Restated Limited Liability Company Agreement (as amended from time to time, this “Agreement”) of MMAC, LLC, a Delaware limited liability company (the “Company”), is entered into as of ___________, 2010 by and among the Persons listed as Members on Exhibit A. Capitalized terms used herein without definition have the meanings specified in Article I. This Agreement amends and restates the Limited Liability Company Agreement of the Company, dated November 19, 2009 (the “Original Agreement”), in its entirety.

Introduction

WHEREAS, the Company and the other parties hereto are amending and restating the Original Agreement by entering into this Agreement in connection with, and as a condition to, the consummation of the transactions contemplated by the Asset Purchase Agreement, dated as of December 18, 2009, by and between Trudy Corporation, a Delaware corporation (“Trudy”) and the Company (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Purchase Agreement”), to establish certain arrangements and agreements among the Company and its Members.

NOW, THEREFORE, in consideration of the mutual covenants herein expressed, the parties hereto hereby agree to continue the Company and hereby amend and restate the Original Agreement, which is replaced and superseded in its entirety by this Agreement, as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement, the following terms shall have the following respective meanings:

“Accredited Investor” shall have the meaning specified in Regulation D promulgated under the Securities Act.

“Act” shall mean the Delaware Limited Liability Company Act, 6 Del. C. §18-101 et seq., as amended, and any successor to such statute.

“Adjustment Date” shall mean the last day of each Fiscal Year or any other date that the Managing Member determines to be appropriate for an interim closing of the Company’s books.

“Affiliate” shall mean, with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the Preamble.

“Board” shall have the meaning specified in Section 3.8(a).

“Bridge Loans” shall mean the loans evidenced by that certain Amended and Restated Promissory Note and Security Agreement, dated as of December 22, 2009, as the same may be amended, replaced, supplemented or otherwise modified from time to time, made by Trudy in favor of MYERS EDUCATION, LLC, a Delaware limited liability company.

“Burnham Capital Contribution” means the capital contribution made by Mr. Burnham in cash to Trudy immediately prior to the Closing, as more fully described in Section 1.3 of the Debt Cancellation and Indemnification Agreement, dated as of December 18, 2009, as amended, by and among Mr. Burnham, Mrs. Alice Burnham, Trudy and the Company.

“Burnham Expense Reimbursement” means the amount of business expenses owed by Trudy to Mr. Burnham as of the Closing, it being agreed and understood that (i) such amount, if the Closing were to occur on June __, 2010, would be $17,000, and (ii) in no event shall the Burnham Expense Reimbursement exceed $17,000.

“Buyer Note” shall mean the Promissory Note issued by the Company to Trudy on the Closing Date “) in an amount equal to $225,000, less the amount by which the NAV is less than negative $100,000 (-$100,000), plus the amount of the Burnham Expense Reimbursement, provided that the amount of the Burnham Expense Reimbursement will be added to the Buyer Note only if the NAV is less than negative $100,000 (-$100,000); provided, however, that in no event will the amount of the Buyer Note exceed $225,000). For example, if the NAV is equal to negative $200,000 ($-200,000), the Buyer Note will be reduced by $83,000 ($100,000 less $17,000) to $142,000.

“Capital Account” shall have the meaning specified in Section 5.1.

“Capital Contributions” shall mean, with respect to any Member, the capital contributed in exchange for an Interest in the Company.

“Change in Control Transaction” shall mean each of (i) the acquisition of the Company by another entity (other than an Affiliate of the Managing Member) by means of any transaction or series of related transactions, including, without limitation, any sale of limited liability company interests, reorganization, merger or consolidation, other than transactions in which the holders of the outstanding voting securities of the Company immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted or convertible into voting securities of the surviving entity) greater than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions, and (ii) the acquisition in a transaction or series of related transactions by a single person or entity (other than the Managing Member or an Affiliate of the Managing Member) of such number of Common Units in the Company which results in such person or entity (in each case, together with its affiliates) owning fifty percent (50%) or more of the outstanding Common Units immediately after such acquisition.

“Class” shall have the meaning specified in Section 4.1.

“Closing” means the closing of the transactions contemplated by the Purchase Agreement.

“Closing Date” means the closing date of the Purchase Agreement.

“Closing Date Balance Sheet” shall have the meaning specified in Section 4.2(b).

“Closing Date Net Asset Value” or “NAV” means the difference, as of 11:59 p.m., New York, New York time, on the Closing Date, between (a) the sum of the cash, accounts receivable, inventory, prepaids, equipment, royalty advance, and prepublication costs (at a 25% discount) which are included in Acquired Assets, as reflected on the Closing Date Balance Sheet, and (b) the sum of all of the Assumed Liabilities, as reflected on the Closing Date Balance Sheet, less (c) $225,000, as determined in accordance with Section 4.2(b).

“Co-Sale Election Notice” shall have the meaning specified in Section 7.3.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Units” shall have the meaning specified in Section 4.1.

“Company” shall have the meaning specified in the Preamble.

“Covered Person” shall have the meaning specified in Section 9.6(a)(i).

“Distributable Cash” shall mean the excess of cash received by the Company from whatever source, but excluding Capital Contributions, over the amount determined by the Managing Member in its good faith discretion to be necessary or appropriate for the payment of the Company’s expenses, liabilities and obligations (whether fixed or contingent), and for the establishment of appropriate reserves for such expenses, liabilities and obligations as may arise, including the maintenance of adequate reserves for the continued conduct of the Company’s operations.

“Drag-Along Transaction” shall have the meaning specified in Section 8.1(a).

“Effective Date” shall mean _____________, 2010.

“Electronic Transmission” shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

“Equity Securities” shall have the meaning specified in Section 4.6(b).

“Family Group” shall mean, with respect to any natural Person, (i) such Person, (ii) the spouse and issue of such Person (whether natural or adopted), (iii) the parents of such Person (whether natural or adopted), (iv) the siblings of such Person (whether natural or adopted), (v) the descendants of such Person (whether natural or adopted), and (vi) the nieces and nephews of such Person, and (A) any one or more trusts solely for the benefit of any one or more of the Persons described in clause (i) through clause (vi) above or (B) any one or more other entities (including limited liability partnerships, limited liability companies, limited partnerships or other entities) all of whose beneficial owners are Persons described in clauses (i) through (vi) above.

“Final Closing Date Net Asset Value” shall have the meaning specified in Section 4.4(b).

“Fiscal Year” shall have the meaning specified in Section 9.3.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Holdings” means MMAC Holdings, LLC, a Delaware limited liability company.

“Interest” means all or any portion of the ownership interest of a Member in the Company at any particular time, including the right of such Member to participate in the Company’s income or losses, capital, cash flow and any and all benefits to which a Member may be entitled as provided in this Agreement and the Act, together with the obligations of such Member to comply with all the terms and provisions of this Agreement.

“Liquidation Event” shall mean, unless voted to be treated otherwise by a Majority Interest (i) a Change in Control Transaction or (ii) a sale or other conveyance of all or substantially all of the assets of the Company, by means of a single transaction or series of related transactions, unless the Members immediately prior to such sale or other conveyance continue to retain greater than fifty percent (50%) of the total voting power represented by the voting securities of the acquiring entity outstanding immediately after such sale or conveyance.

“Majority Interest” shall mean the Members holding a majority of the outstanding Common Units held by all Members.

“Management Member” means an executive of the Company that receives Common Units pursuant to an equity incentive plan which may be adopted by the Company, and signs a joinder to this Agreement.

“Managing Member” shall have the meaning specified in Section 3.1.

“Member” shall mean each Person who is designated as a Member on Exhibit A to this Agreement (as such Exhibit A may be amended from time to time), including any Person who is admitted as a Member after the date hereof in accordance with this Agreement. Each Member shall constitute a “member” of the Company for purposes of the Act.

“Member Schedule” shall have the meaning specified in Section 4.6(a).

“Mr. Burnham” shall mean William W. Burnham.

“Original Agreement” shall have the meaning specified in the Preamble.

“Permitted Transfer” shall mean any Transfer by a Member of:

(i)          in the case of any Member who is an individual, all or any portion of his or her Interest to a member of such Member’s Family Group; and

(ii)         in the case of a Member that is not an individual, all or any portion of its Interest to a partner, member, stockholder, Affiliate, or trust or liquidating trust for the benefit of any of the foregoing;

provided, in each case (i) - (ii), that such transferee(s) agree(s) in writing to be bound by this Agreement by executing a joinder agreement (each such transferee described in clauses (i) through (ii), a “Permitted Transferee”).

“Period” shall mean, for the first Period, the period commencing on the date of this Agreement and ending on the next Adjustment Date, and thereafter, shall mean the Period commencing on the day after an Adjustment Date and ending on the next Adjustment Date.

“Person” shall mean any natural person, corporation, limited liability company, partnership, trust or other entity.

“Preemptive Rights Notice” shall have the meaning specified in Section 4.6(b)(ii)(1).

“Preferred Units” shall have the meaning specified in Section 4.1.

“Preliminary Balance Sheet” means the estimate of the Closing Date Net Asset Value delivered at the Closing in accordance with Section 4.2(a) below.

“Proceeding” shall have the meaning specified in Section 9.6(b).

“Purchase Agreement” shall have the meaning specified in the Introduction.

“Purchase Offer” shall have the meaning specified in Section 7.2.

“Regulation D” shall have the meaning specified in Section 8.3.

“Sale Interest” shall have the meaning specified in Section 7.2.

“Sale Price” shall have the meaning specified in Section 7.2.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Member” shall have the meaning specified in Section 7.2.

“Seller’s Notice” shall have the meaning specified in Section 7.2.

“Series A Preferred” shall have the meaning specified in Section 4.3(a).

“Series B Preferred” shall have the meaning specified in Section 4.3(a).

“Subsidiary” shall mean any corporation, limited liability company, partnership or other entity of which the Company, directly or indirectly, holds a majority of the voting stock or voting power, or a majority of the capital, profits or other economic interests therein.

“Tax Distributions” shall have the meaning specified in Section 6.1.

“Tax Item” shall have the meaning specified in Section 5.4(a).

“T/L Burnham Promissory Note” means the promissory note, dated as of September 30, 2009, issued to Mr. Burnham by Trudy in the original principal amount of $224,237.75.

“Transfer” shall mean any sale, pledge, gift, assignment, distribution, hypothecation, mortgage or other transfer of any Interest, or any legal or beneficial interest therein.

“Treasury Regulations” shall mean the regulations of the U.S. Treasury Department issued pursuant to the Code.

“Trudy” shall have the meaning specified in the Introduction.

“Units” shall have the meaning specified in Section 4.1.

“Unreturned Capital Contributions” shall mean, with respect to a Member, the Capital Contributions of such Member less any distribution of cash or property to such Member pursuant to Section 6.2(a).

ARTICLE II
NAME; BUSINESS; OFFICE, ETC.

Section 2.1          Name; Jurisdiction of Organization. The name of the Company is MMAC, LLC or such other name as the Managing Member may from time to time designate. The Company was formed upon the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on November 19, 2009. The Company is a limited liability company formed under the Act.

Section 2.2          Business and Powers. The purposes and business of the Company shall be (a) to transact any other lawful business for which limited liability companies may be organized under the Act that relates directly or indirectly to the foregoing, and (b) except as otherwise limited herein, to enter into, make and perform all contracts and other undertakings and engage in all activities and transactions as the Company may reasonably deem necessary or advisable to the carrying out of the foregoing objectives and purposes.

Section 2.3          Office; Records; Agent for Service of Process. The principal office and place of business of the Company shall be located at 2 Greenwich Office Park, Greenwich, CT 06831. The initial office of the Company in the State of Delaware and the name and address of the Company’s initial agent for service of process is: Corporate Services Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

Section 2.4          Term. The term of existence of the Company shall be perpetual, unless the Company is dissolved in accordance with the provisions of this Agreement.

ARTICLE III
MANAGEMENT

Section 3.1          General. Except for those actions expressly required by this Agreement to be approved by the Board and except as may otherwise be expressly provided in any other agreement to which the Company may be bound (including the Purchase Agreement), the business, properties and affairs of the Company shall be managed, and all powers of the Company shall be exercised, by a managing Member (the “Managing Member”).

Section 3.2          Exclusive Management by the Managing Member. Except as may otherwise be expressly provided in this Agreement or any other agreement to which the Company may be bound (including the Purchase Agreement), (a) the Managing Member shall have complete and exclusive discretion in the management and control of the business and affairs of the Company, including without limitation the right to make and control all decisions concerning the assets, operations, management, policies, liabilities, financial condition and prospects of the Company, (b) the Managing Member has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditure on behalf of the Company, and (c) the Managing Member shall possess all power, on behalf of the Company, to do or authorize the Company (or to direct the officers of the Company, if any, on behalf of the Company) to do all things necessary or convenient to carry out the business and affairs of the Company. Without limiting the generality of the foregoing, but subject to the terms of this Agreement or any other agreement to which the Company may be bound (including the Purchase Agreement and the Buyer Note) relating to approval of such actions, the Managing Member is authorized to endorse checks, drafts and other evidences of indebtedness made payable to the order of the Company, may sign all checks, drafts and other instruments obligating the Company to pay money, may sign contracts and other obligations on behalf of the Company, and is authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all equity interests of any other entities held in the name of the Company.

Section 3.3          Managing Member.

(a)         The initial Managing Member shall be Holdings. The Managing Member may be removed at any time and for any reason upon the approval of a Majority Interest.

(b)         If the Managing Member resigns, dies or is removed by the Members pursuant to Section 3.3(a), a new Managing Member shall be elected by the vote of a Majority Interest.

Section 3.4           Compensation. The Managing Member shall receive no compensation for the services rendered hereunder. The Managing Member shall be entitled to reimbursement for its, his or her reasonable out-of-pocket expenses incurred in rendering the services provided for hereunder.

Section 3.5           Other Business. The Managing Member agrees to devote such time to the business of the Company as shall be necessary to further the Company’s business and to fulfill its duties hereunder. The Managing Member acknowledges that it has business and investment interests and activities apart from those relating to the Company and that the Managing Member shall be free to pursue such interests and activities without obligation to the other Members of the Company; provided that such activities and interests do not conflict in any material respect with such Managing Member’s duties and obligations hereunder; and, provided further, however, that the Managing Member shall be obligated to permit the Company to take advantage of any business or investment opportunity of which it learns, prior to such Managing Member’s taking advantage of such an investment opportunity itself, involving the Business (as such term is defined in the Purchase Agreement) worldwide.

Section 3.6           Standard of Care; Liability.

(a)         The Managing Member shall discharge its duties as a Managing Member in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner it reasonably believes to be in the best interests of the Company.

(b)         Except as required by law, the Managing Member shall not be personally liable for any debts, obligations or liabilities of the Company.

Section 3.7          Appointment of Officers.

The Managing Member shall have the right to appoint officers of the Company to assist with the day-to-day management of the business and affairs of the Company. Such officers may include a president, chief executive officer, one or more vice presidents, a chief financial officer, a secretary and one or more assistant secretaries. The officers shall serve at the pleasure of the Managing Member, subject to all rights, if any, of any officer under any contract of employment or consulting agreement. Any individual may hold any number of offices. The officers shall exercise such powers and perform such duties as shall be determined from time to time by the Managing Member. The Managing Member may, at any time and with or without cause, remove and replace any one or more of the officers, subject to all rights, if any, of any officer under any contract of employment or consulting agreement.

Section 3.8          Limitation on Powers of Managing Member. The authority of the Managing Member shall be limited as provided in this Section 3.8:

(a)         The following actions of the Company shall require the approval of the Company’s Board of Directors (the “Board”) (and, prior to the initiation or negotiation of any of such actions, the Managing Member shall have approved such initiation):

(i)             the sale of all or substantially all of the Company’s assets, other than in the ordinary course of business:

(ii)            any merger or consolidation of the Company;

(iii)           any reorganization of the Company;

(iv)           any dissolution, liquidation or winding up of the Company;

(v)            subject to Section 9.12, any amendment of any provision of this Agreement or the Company’s Certificate of Formation (including, without limitation, whether by merger, consolidation or otherwise);

(vi)           any recapitalization of the Company’s equity interests;

(vii)          any issuances of equity interests in the Company not described elsewhere herein or any redemption of Common Units;

(viii)         the acquisition by the Company of a controlling interest in any entity; or

(ix)           the filing of any action for relief from creditors by the Company, including the making of any application for the appointment of a trustee, receiver, sequestrator or other custodian for such entity or any of its property, the making by the Company of a general assignment for the benefit of its creditors or the commencement by the Company or the consent by the Company to the commencement of any voluntary or involuntary bankruptcy, reorganization, debt arrangement or other case or proceeding under bankruptcy law.

(x)            any material change in the nature of the business conducted by the Company; or

(xi)           the filing of any election or take any other action to treat the Company as an entity taxable as a corporation for U.S. federal income tax purposes.

(b)

(i)            Except as set forth below in Section 3.8(b)(ii), the Company shall not issue additional Common Units to Holdings or any of its Affiliates, without the consent of Mr. Burnham or unless preemptive rights are available with regard to such issuance.

(ii)            For a period of two (2) years following the Closing, the Managing Member may allow Holdings or any of its Affiliates to make an additional investment or investments in the Company in the form of an equity investment in the Company’s Series B Preferred Units at the same price per unit as the initial investment made by Holdings or in the form of a debt investment evidenced by one or more promissory notes on the same terms as the Bridge Loans. In the case of either such an equity investment or debt investment, for each $1,000 of liquidation preference purchased or each $1,000 of principal amount of loans made, the Company may also issue additional Common Units to Holdings or such affiliate at the same ratio as set forth in Section 4.11(a) hereof. Mr. Burnham shall be entitled to a special buy-in right in connection with these additional investments entitling him to purchase his proportionate percentage of the amount invested by Holdings or its Affiliates. Upon completion of each additional investment, Holdings will notify Mr. Burnham in writing of the amount invested by Holdings or any of its Affiliates and Mr. Burnham will have the right to purchase his proportionate share of such investment. Mr. Burnham must exercise his right to purchase his proportionate amount within fifteen (15) days of the date of the written notice or such right is forfeited. If such additional investment or investments are to be made by Holdings or any of its Affiliates prior to the determination of the Final Closing Date Net Asset Value, Holdings or any such Affiliate shall invest the money in the Company prior to such determination and Mr. Burnham will be entitled to preemptive rights with regard to such additional investment or investments upon the determination of the Final Closing Date Net Asset Value pursuant to the provisions of Section 4.4(c) below. For the avoidance of doubt, the provisions of Section 4.6(b) shall not to any additional investments made by Holdings or any of its Affiliates pursuant to this Section 3.8(b)(ii) .

(iii)           For purposes of illustration only, Exhibit B attached hereto contains two examples of the Company’s common equity capitalization if Holdings were to make an additional investment pursuant to Section 3.8(b)(ii) above. Scenario 1 sets forth an example of the Company’s equity capitalization if Holdings were to make an additional investment of $200,000 where Mr. Burnham did not exercise his preemptive rights. Scenario 2 reflects a similar example, except in this scenario Mr. Burnham exercises his preemptive rights. The examples assume that Holdings made an initial investment of $600,000 and such examples do not reflect dilution from the management incentive pool or from any other transaction. The examples set forth on Exhibit B are for illustration purposes only and do not overrule or override any of the provisions in this Agreement, including, without limitation, the provisions of this Section 3.8(b) and Section 4.6(b) below. For the avoidance of doubt, in the event of a conflict or inconsistency between Exhibit B and the provisions of this Agreement, the provisions of this Agreement shall take precedence.

Section 3.9           Election of Directors

(a)         The number of Directors initially shall be five. All Directors initially shall be elected (including election following removal, resignation or death) in the manner set forth in this Section 3.9. Except as otherwise provided in this Section 3.9, all of the Directors shall be elected by action of Members holding a majority of the Common Units held by all Members. Each of the Members hereby agrees to vote for Directors as follows:

(i)             one individual nominated by Mr. Burnham, as long as (i) the holders of the Series A Preferred Units own at least 10% of the common equity of the Company, or (ii) the amount due and owing under the Buyer Note is in excess of $125,000, or (iii) Mr. Burnham continues to guaranty the Company’s credit line with Westport National Bank.

(ii)            Ashley Andersen Zantop, for so long as she shall be the Chief Executive Officer of the Company; and

(iii)           all remaining members of the Board, nominated by the holders of a majority of the outstanding Series B Preferred.

For the avoidance of doubt, the holders of a majority of the outstanding Series B Preferred shall initially be entitled to nominate three individuals to the Board, provided, however that if either of clause (i) or clause (ii) is no longer in effect, the holders of a majority of the outstanding Series B Preferred shall be entitled to nominate four individuals, and if both of clause (i) and clause (ii) above are no longer in effect, the holders of a majority of the outstanding Series B Preferred shall be entitled to nominate all members of the Board and to increase or decrease the number of directors on the Board.

(b)         The Directors shall be elected at the annual meeting of the Company, or at a special meeting of the Company called for the purpose of electing Directors or by action upon written consent in accordance with the applicable provisions of this Article III. A Director need not be a Member.

Section 3.10         Term. Each Director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 3.11         Removal. Directors may only be removed in accordance with the provisions of this Section 3.11. Upon the request of the Member or Members entitled to designate a director as provided in Section 3.9 hereof (or, in the case of the chief executive officer, upon the resignation or termination of such chief executive officer), each Member agrees to vote all of his, her or its units held by them for the removal of such director. Members entitled to nominate directors as set forth in Section 3.9 may request removal of directors nominated by them at any time with or without cause. Vacancies on the Board caused by such removal shall be filled in accordance with Section 3.13 below.

Section 3.12         Resignation. A Director may resign at any time by delivering written notice to the Secretary. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date.

Section 3.13         Vacancies. Any vacancy occurring on the Board shall be filled in the manner provided in Section 3.9.

Section 3.14         Quorum and Voting. A quorum of the Board consists of a majority of the number of Directors specified herein, including at least two of the directors nominated pursuant to Section 3.9(a)(iii). If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present or participating is the act of the Board.

Section 3.15         Meetings. Regular meetings of the Board may be held at such places, within or without the State of Delaware, on such dates and at such times as the Board may determine from time to time. Special meetings of the Board may be called by any Director and shall be held at such places, on such dates and at such times as may be stated in the notice of meeting.

Section 3.16         Notices. Any notice required to be provided in this Article III shall be delivered when received by the intended recipient. Notice may be given by any means reasonably designed to achieve timely delivery to the recipient, including overnight delivery service, facsimile, telephone (including voice mail) and electronic mail.

Section 3.17         Waiver of Notice. A Director may waive any notice required to be given by the Act or this Agreement before or after the date and time stated in the notice. The waiver must be in writing, signed by the Director entitled to the notice and delivered to the Company and filed in the Company’s minutes or records, except that a Director’s attendance at or participation in a meeting shall constitute a waiver of notice to the extent provided under the Act.

Neither the business to be transacted at nor the purpose of any meeting of the Directors need be specified in any waiver of notice.

Section 3.18         Meeting by Telephone. Any or all Directors may participate in a meeting by conference telephone or any other means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 3.19         Action by Written Consent. Any action required or permitted to be taken by the Board may be taken without a meeting if all of the Directors consent to the taking of such action without a meeting by signing a unanimous written consent to such action. The written consent or consents shall be included in the minutes or filed with the Company’s records reflecting the action taken. Action taken by written consent is effective at the date specified by the consent.

Section 3.20         Standard of Conduct. In exercising their rights, power and authority as Directors, a Director shall not, by virtue of his status as a Director or by virtue of his exercise of rights, power and authority of a Director, be subject to or bound by any fiduciary or other duty or standard of conduct that is additional to or different from any duties and standards to which Members may be subject under this Agreement or applicable law. A Director may validly exercise such right, power and authority in pursuit of his own interests as an owner of Units or in pursuit of the interests of owners of Units who elected, appointed or designated such Director as a Director of the Board. All Members acknowledge and accept this broad right, power and discretionary authority of each and all the Directors.

ARTICLE IV
UNITS, ADMISSION OF MEMBERS AND CAPITAL CONTRIBUTIONS

Section 4.1           Classes of Units; Members. The limited liability company interests in the Company shall consist of two (2) classes of limited liability company interests (each, a “Class”), denominated as “Preferred Units,” and “Common Units” (collectively, the “Units”); each owner of one or more of such Units shall be referred to herein, respectively, as a “Member.” The Units represent limited liability company interests in the Company issued pursuant to the Act, representing a Capital Contribution, and any and all benefits to which a holder of such an interest may be entitled to under this Agreement or the Act, together with all obligations of such holder to comply with the terms and provisions of this Agreement and the Act. The Common Units shall be entitled to one vote per Unit on all matters for which the holders of Units are entitled to vote under the terms of this Agreement and the Act. The Preferred Units shall be non-voting, and each of the holders of the Preferred Units hereby waives his, her or its right to vote on any such matter. The Units shall have the rights, preferences and privileges set forth herein.

Section 4.2           Net Asset Value Determination

(a)         At the Closing, Trudy shall deliver to the Company the Preliminary Balance Sheet as of the Closing Date. The Preliminary Balance Sheet shall be prepared in a form consistent with the form attached hereto as Schedule 4.2 hereto and shall be subject to the Company’s review and approval (such approval not to be unreasonably withheld or delayed).

The statement of the Preliminary Balance Sheet shall be prepared in accordance with the procedures set forth in Section 4.2(b).

(b)         Not later than the ninetieth (90th) day after the Closing, or the one hundred twentieth (120th) day after the Closing if the Company, in its sole discretion, decides to conduct an audit, (i) the Company shall prepare and deliver to Mr. Burnham a balance sheet of the Business (as defined in the Purchase Agreement) reflecting only the Acquired Assets and the Assumed Liabilities (the “Closing Date Balance Sheet”) as of 11:59 p.m., New York, New York time, on of the Closing Date and will provide a copy of such Closing Date Balance Sheet to Mr. Burnham, who will submit his comments and proposed changes to the Company within ten (10) Business Days from the receipt of such Closing Date Balance Sheet and (ii) based on the Closing Date Balance Sheet, the Company shall prepare a statement of the Closing Date Net Asset Value of the Business as of 11:59 p.m., New York, New York time, on the Closing Date, in a form consistent with the form attached hereto as Schedule 4.2. The Closing Date Balance Sheet shall be prepared in accordance with this Section 4.2(b). In the event of a conflict or inconsistency between Section 4.2(b)(i), Section 4.2(b)(ii) and/or Section 4.2(b)(iii), the provisions of Section 4.2(b)(iii) shall take precedence over the provisions of Section 4.2(b)(ii) and Section 4.2(b)(i), and the provisions of Section 4.2(b)(ii) shall take precedence over the provisions of Section 4.2(b)(i).

(i)            The Closing Date Balance Sheet shall be determined in accordance with principles, practices and procedures which are consistent with those which were applied in the preparation of the financial statements contained in Trudy’s annual report for the fiscal year ended March 31, 2009 with respect to the Acquired Assets and the Assumed Liabilities.

(ii)            Notwithstanding anything to the contrary in Section 4.2(b)(i), if any of the accounting principles, practices or procedures required by Section 4.2(b)(i) produces asset or liability values which are not in compliance with GAAP, the Closing Date Balance Sheet shall reflect an adjustment necessary to produce asset or liability values which are in compliance with GAAP. Furthermore, the provisions of this Section 4.2(b) shall operate independently from any specific line item as to which Trudy makes representations in Article IV of the Asset Purchase Agreement.

(iii)           Notwithstanding anything to the contrary in Section 4.2(b)(i) or Section 4.2(b)(ii), in determining the Closing Date Balance Sheet, (A) no value shall be given to any Excluded Assets or Excluded Liabilities, and (B) the value of the prepublication costs will be reduced by 25%. In preparing the Closing Date Balance Sheet, the Company shall be entitled to have access to the books and records of Trudy and the work papers of Trudy prepared in connection with the preparation of the Preliminary Balance Sheet and shall be entitled to discuss such books and records and work papers with Mr. Burnham and those persons responsible for the preparation thereof. In the event that in preparing the Closing Date Balance Sheet the Company conducts a physical inventory, Mr. Burnham shall be entitled to have one or more representatives present during the conduct of such physical inventory.

(c)         If Mr. Burnham does not agree with the Closing Date Net Asset Value as reflected on the Closing Date Balance Sheet, Mr. Burnham shall so inform the Company in writing within thirty (30) Business Days after his receipt thereof, such writing to set forth his objections in reasonable detail. If Mr. Burnham and the Company cannot reach agreement as to any disputed matter relating to the Closing Date Net Asset Value within thirty (30) Business Days after notification by Mr. Burnham to the Company of a dispute, they shall forthwith refer the disputed items to an accounting firm of recognized standing in the United States and mutually agreeable to Mr. Burnham and the Company for resolution applying GAAP and the principles set forth on Schedule 4.2, with the understanding that such firm shall resolve all disputed items within twenty (20) Business Days after such disputed items are referred to it. If the Company and Mr. Burnham are unable to agree on the choice of an accounting firm, then ____________ (“_____________”)31 shall serve as the accounting firm. If _____________ is unwilling to so serve, the Company and Mr. Burnham shall select an accounting firm of recognized standing in the United States by lot (after excluding their respective regular outside accounting firms). The determination of such accounting firm shall be made as an expert and not as an arbiter and shall be based solely on the written submissions by the Parties and their respective representatives, and the determination shall not be by independent review. Such accounting firm shall deliver a written report resolving only the disputed matters and setting forth the basis for such resolution within twenty (20) days after the Parties have submitted in writing (or have had the opportunity to submit in writing but have not submitted) their positions as to the disputed items. In preparing its report, such accounting firm shall not assign a value to any disputed amount other than one submitted by the Company, on the one hand, or Mr. Burnham, on the other hand. The decision of any such accounting firm under this clause (b) with respect to all disputed matters relating to the Closing Date Net Asset Value shall be deemed final and conclusive and shall be binding upon Mr. Burnham and the Company. In addition, if Mr. Burnham does not object to the Closing Date Net Asset Value within the thirty (30) Business Day period referred to above, the Closing Date Net Asset Value as reflected on the Closing Date Balance Sheet as so prepared shall be deemed final and conclusive and binding upon Mr. Burnham and the Company.

(d)         Until such time as the Closing Date Balance Sheet and the statement of Closing Date Net Asset Value are deemed final, conclusive and binding on all Parties, Mr. Burnham shall be entitled to have reasonable access to the books and records of the Business and the work papers of the Company prepared specifically in connection with the Closing Date Balance Sheet and the statement of Closing Date Net Asset Value and, upon five (5) Business Days’ prior notice, shall be entitled to discuss such books and records and work papers with the Company and those persons responsible for the preparation thereof.

(e)         Mr. Burnham and the Company shall pay their own respective costs and expenses incurred in connection with the matters described in this Section 4.2, provided that the fees and expenses of the accounting firm selected to calculate the Closing Date Net Asset Value pursuant to Section 4.2(c) shall be borne entirely by the party whose assertions regarding the final Closing Date Net Asset Value differ by the greatest amount from the Closing Date Net Asset Value determined by such accounting firm.

Section 4.3           Preferred Units.

31 To be selected by Buyer with Mr. Burnham’s approval which shall not be unreasonably withheld.

(a)         Preferred Units. The Company shall be authorized to issue two series of Preferred Units to be designated Series A Preferred Units (“Series A Preferred”) and Series B Preferred Units (the “Series B Preferred”). On the date hereof, the Preferred Units shall be issued to Holdings and Mr. Burnham in the amounts set forth on Exhibit A.

(b)         Series A Preferred Units. Upon determination of the Final Closing Date Net Asset Value, the Series A Preferred shall have a per unit liquidation preference equal to the Final Closing Date Net Asset Value, divided by 1,000, plus accrued dividends as set forth in Section 6.3 below, provided, however, that if the Final Closing Date Net Asset Value is equal to or less than $0, no shares of Series A will be issued. The holders of outstanding Series A Preferred Units shall be entitled to receive, out of any funds legally available therefor, cumulative (annually compounding) dividends on the Series A Preferred, at the per unit rate per annum of 7.0% of such per unit liquidation value (adjusted appropriately for dividends, recapitalizations and similar events affecting the Series A Preferred Units). Such dividends will accumulate quarterly in arrears commencing retroactively as of the Closing Date and be cumulative, to the extent unpaid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

(c)         Series B Preferred Units. The Series B Preferred will rank senior to any other class or series of units, including without limitation, the Series A Preferred and the Common Units. The Series B has a per unit liquidation preference equal to $1812 per unit ($181,000 divided by 1,000), plus accrued dividends as set forth in Section 6.3 below. The holders of outstanding Series B Preferred Units shall be entitled to receive, out of any funds legally available therefor, cumulative (annually compounding) dividends on the Series B Preferred, at the per unit rate per annum of 7.0% of such per unit liquidation value (adjusted appropriately for dividends, recapitalizations and similar events affecting the Series B Preferred Units). Such dividends will accumulate quarterly in arrears commencing as of the date of issuance of the Series B Preferred Units and be cumulative, to the extent unpaid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

Section 4.4           Common Units.

(a)         The Company has issued _________ Common Units3 to the holders of the Series B Preferred. The Company will issue Common Units to the holders of the Series A Preferred, if any, or to Mr. Burnham if no Series A Preferred has been issued, upon the determination of the Final Closing Date Net Asset Value. Each holder of Common Units owns that number of Common Units as appears next to its name on Exhibit A hereto and on the Company Register.

(b)         Promptly upon the determination of the final Closing Date Net Asset Value pursuant to Section 4.2 above (the “Final Closing Date Net Asset Value”), Mr. Burnham will be deemed to have owned, from the date hereof (notwithstanding that the determination has

2 To be determined at the Closing based upon the investment by Holdings.
3 To be determined at the Closing based upon the investment by Holdings.

not been made as of the date hereof), that number of Common Units, rounded to the nearest one tenth (0.1) of one Common Unit, determined pursuant to clauses (i), (ii) or (iii) below, as applicable.

(i)             If the Final Closing Date Net Asset Value is greater than negative $200,000 (-$200,000), Mr. Burnham will receive that number of Common Units determined pursuant to this clause (i) as follows: (a) if the Final Closing Date Net Asset Value is greater than -$200,000, but is less than $0, the amount of Common Units would be equal to “X” as such term is solved for in the following equation: the ratio with a numerator of X and a denominator of 1000 + X = the product obtained by multiplying 10% by a ratio, the numerator of which is equal to the amount by which the Final Closing Date Net Asset Value exceeds -$200,000 and the denominator of which is equal to $200,000 (e.g., if the Final Closing Date Net Asset Value was -$20,000, 98.9 Common Units); (b) if the Final Closing Date Net Asset Value is not less than $0, but not greater than $272,727, 111.1 Common Units; (c) if the Final Closing Date Net Asset Value is greater than $272,727, but is less than $900,000, the amount of Common Units would be equal to “Y” as such term is solved for in the following equation: the ratio with a numerator of Y and a denominator of 1000 +Y = the product obtained by multiplying 33% by a ratio, the numerator of which is equal to the Final Closing Date Net Asset Value and the denominator of which is equal to $900,000 (e.g., if the Final Closing Date Net Asset Value was $525,000, 238.4 Common Units); and (d) if the Final Closing Date Net Asset Value is equal to or greater than $900,000, 492.5 Common Units. In no event will Mr. Burnham be deemed to own more than 492.5 Common Units pursuant to the application of this clause (i). For the avoidance of doubt, if the Final Closing Date Net Asset Value is equal to or less than negative $200,000 (-$200,000), Mr. Burnham will not receive any Common Units pursuant to this clause (i).

(ii)            If the Final Closing Date Net Asset Value is greater than negative $442,000 (-$442,000), but is equal to or less than negative $200,000 (-$200,000), Mr. Burnham will receive that number of Common Units determined pursuant to this clause (ii) as follows: first, the Buyer Note will be reduced by an amount equal to the difference between negative $100,000 (-$100,000) and the Final Closing Date Net Asset Value. For purposes of this Section 4.4(b)(ii), the result of the Final Closing Date Net Asset Value plus the amount of the Buyer Note reduction is defined as the “Adjusted NAV”. In connection with the reduction of the Buyer Note, Mr. Burnham will receive that number of Common Units, rounded to the nearest one tenth (0.1) of one Common Unit, determined by solving for “X” in the following equation: the ratio with a numerator of 52.63+X and a denominator of 1,052.63+X = the number obtained by adding 0.05 to the product obtained by multiplying 0.0125 by a ratio, the numerator of which is the lesser of (i) the amount of the reduction in the Buyer Note or (ii) the result of the Adjusted NAV minus negative $200,000 (-$200,000) and the denominator of which is $100,000. For example, if the Final Closing Date Net Asset Value is negative $150,000 (-$150,000), the Buyer Note will be reduced by $50,000, and the Adjusted NAV will be equal to negative $100,000 (-$100,000), (-$150,000 + $50,000 = -$100,000). The Adjusted NAV minus negative $200,000 (-$200,000) equals $100,000 (-$100,000 - -$200,000 = $100,000), therefore the amount of the Buyer Note reduction will be used in the equation to determine the number of Common Units that Mr. Burnham would receive in this example because the reduction in the Buyer Note is less than the Adjusted NAV minus negative $200,000 (-$200,000). Therefore, if the Final Closing Date Net Asset Value is negative $150,000 (-$150,000), Mr. Burnham would receive an additional 7.0 Common Units ((52.63+X)/(1,052.63+X) = 0.05+.0125($50,000/$100,000)). For

the avoidance of doubt, if the Final Closing Date Net Asset Value is less than negative $442,000 (-$442,000), Mr. Burnham will not receive any Common Units pursuant to this clause (ii).

(iii)           If the Final Closing Date Net Asset Value is equal to or less than negative $442,000 (-$442,000), Mr. Burnham will be required to make the Burnham Capital Contribution and in connection with the Burnham Capital Contribution, will receive that number of Common Units determined pursuant to this clause (iii) as follows: the number of Common Units would be equal to “X” as such term is solved for in the following equation: the ratio with a numerator of X and a denominator of 1000 + X = the product obtained by multiplying 3.75% by a ratio, the numerator of which is equal to the Burnham Capital Contribution and the denominator of which is $100,000. For example, if the Burnham Capital Contribution is $50,000, Mr. Burnham will receive an additional 19.1 (19.1/(1,000+19.1)=.0375 x ($50,000/$100,000).

(iv)           Notwithstanding the foregoing, the number of Common Units issued under clauses (i), (ii) or (iii) above, shall not exceed 492.5 Common Units.

(c)         Notwithstanding the foregoing, upon the determination of the Final Closing Date Net Asset Value, Mr. Burnham shall be entitled to a special buy-in right whereby, to the extent that Holdings has invested more than $600,000 in equity and debt investments in the Company prior to the determination of the Final Closing Date Net Asset Value, Mr. Burnham will be entitled to exercise his preemptive rights for his proportionate percentage of the amount invested by Holdings that is greater than $600,000. For example, if Holdings has invested $700,000 in the Company, Mr. Burnham would have preemptive rights to purchase his share of the last $100,000. Mr. Burnham must exercise his right to purchase within fifteen (15) days after the determination of Final Closing Date Net Asset Value or such right is forfeited.

(d)         The holders of Common Units shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Managing Member may determine in its sole discretion, subject to the preference of the Series A Preferred and Series B Preferred.

(e)          The Board may authorize the issuance of equity interests in the Company (which will dilute the Common Units) to certain executives of the Company pursuant to an equity incentive plan which may be adopted by the Company; provided that in the event such interests are subject to a “substantial risk of forfeiture” within the meaning of Section 83(c) of the Code, their issuance shall be conditioned upon a simultaneous filing of an election under Section 83(b) of the Code with the Internal Revenue Service.4

Section 4.5           Members. Each Person who is a signatory to this Agreement, and each Person admitted as a Member of the Company pursuant to the terms of this Agreement, shall be Members of the Company until such Person ceases to be a Member in accordance with the provisions of this Agreement.

Section 4.6           Interests.

4 It is currently contemplated that the management equity pool will be at least 20% of the Common Units of the Company.

(a)          The Managing Member will maintain the name, present mailing address, facsimile number, email address, Capital Contributions and number of units held by each Member on a schedule (the “Member Schedule”). The Member Schedule as of the date of this Agreement is attached hereto as Exhibit A. The Member Schedule shall be revised by the Managing Member upon any change in any of the terms set forth on the Member Schedule.

(b)           (i)             Subject to the terms and conditions specified in this Section 4.6(b), the Company hereby grants to Mr. Burnham a preemptive right with respect to any such approved future issuance by the Company of Equity Securities (as defined below).

(ii)            Except as set forth in Section 4.6(b)(iii), each time the Company proposes to offer any Equity Securities approved by a Majority Interest, the Company shall first make an offering of such Equity Securities to Mr. Burnham, in accordance with the following provisions:

(1)           The Company shall deliver a notice (the “Preemptive Rights Notice”) to Mr. Burnham (i) stating its bona fide intention to offer such Equity Securities, (ii) describing such Equity Securities, and (iii) setting forth the price and the terms and conditions upon which the Company proposes to offer such Equity Securities. By written notification received by the Company within fifteen (15) days after the Company gives the Preemptive Rights Notice, Mr. Burnham shall be entitled to elect to purchase, at the price and on the terms specified in the Preemptive Rights Notice, his pro rata share of such Equity Securities. Mr. Burnham’s pro rata share shall be equal to the ratio of (a) the number of Common Units (including securities of the Company convertible or exercisable into Common Units) that he holds immediately prior to the issuance of such Equity Securities to (b) the total number of Common Units outstanding (including securities of the Company convertible or exercisable into Common Units) immediately prior to the issuance of such Equity Securities. For the avoidance of doubt, if Mr. Burnham chooses to exercise preemptive rights, he is required to purchase his pro rata share of the package of Equity Securities described in the Preemptive Rights Notice and may not pick and choose to purchase certain aspects of the Equity Securities offered. For example, if the Company is offering debt securities with an equity component, Mr. Burnham may not choose to purchase the equity component only, but must purchase his pro rata share of the package of Equity Securities offered including the debt securities.

(2)           If Mr. Burnham does not elect to purchase the Equity Securities pursuant to Section 4.6(b)(ii)(1) above, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 4.6(b)(ii)(1) above, offer the remaining unsubscribed portion of such Equity Securities to any Person at a price not less than, and upon terms no more favorable to the offeree than those specified in the Preemptive Rights Notice. If the Company does not enter into an agreement for the sale of such Equity Securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Equity Securities shall not be offered unless first approved by a Majority Interest under Section 4.6(b)(i) above and then reoffered to Mr. Burnham in accordance herewith. The term “Equity Securities” shall mean (i) any Common Units, Preferred Units or other security of the Company ultimately convertible into Common Units, (ii) any security convertible, with or without consideration, into any Common Units, Preferred Units or other security ultimately convertible into Common Units

(including any option to purchase such a convertible security), (iii) any security carrying any warrant, option or right to subscribe to or purchase any Common Units, Preferred Units or other security ultimately convertible into Common Units (iv) any such warrant, option or right, or (v) any notes or other debt securities convertible into any Common Units, Preferred Units or other security ultimately convertible into Common Units or sold in connection with (i.e. packaged with) any other Equity Securities.

(iii)           The preemptive rights in this Section 4.6(b) shall not be applicable to the issuance of Equity Securities pursuant to Section 4.6(c).

(c)          The preemptive rights established by Section 4.6(b) shall have no application to any of the following:

(i)             any Common Units issued to Mr. Burnham in connection with the final determination of the Closing Date Net Asset Value;

(ii)            any units issued pursuant to Section 3.8(b)(ii) above;

(iii)           any Common Units (and/or options, warrants or other Common Unit purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to the Company’s equity incentive plan or other arrangements that are approved by the Managing Member;

(iv)           any Common Units issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board;

(v)            any Common Units issued in connection with any split, dividend or recapitalization by the Company; and

(vi)           any Common Units issued pursuant to any equipment leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution approved by the Managing Member.

Section 4.7           Actions of Members. Any action that requires the consent of the Members, or any group thereof, may be consented to without a meeting if (i) reasonable prior written notice of such action and such consent right is provided to all Members of the Company or such group, as the case may be, which written notice shall be given to each such Member at least ten days prior to the date such consent is required, and (ii) such consent is authorized by the written consent of the requisite number of Members of the Company or such group, as the case may be, that is required under the terms of this Agreement with respect to such action. Prompt notice, including copies of the executed written consent, of the taking of an action without a meeting by less than unanimous written consent shall be given to Members who have not consented in writing.

Section 4.8           Amendments to Agreement and the Member Schedule. Upon the issuance of equity interests in accordance with this Agreement, the Managing Member shall be authorized to amend this Agreement and the Member Schedule attached hereto to reflect the rights and interests of the additional Units issued and the Capital Contributions associated therewith, the admission of additional Members, and the increase in the Capital Contributions and/or Interests of existing Members, in connection with such issuance.

Section 4.9           Liability of Members and Managing Member. No Member shall have any liability or obligation to restore any negative balance, if any, in such Member’s Capital Account. In no event shall any Member or Managing Member be personally liable for any debt, liability, obligation or expense of the Company or any subsidiary, except as may be required under applicable law as in effect from time to time.

Section 4.10        Requirement to Sign Agreement.Notwithstanding anything to the contrary contained in this Agreement, no Person shall acquire any Interest, whether by purchase from a Member, issuance by the Company or otherwise, unless such Person first becomes a signatory to this Agreement as a Member agreeing to be bound by all the terms of this Agreement which were applicable to the transferor to such Person.

Section 4.11         Initial Capital Contributions

(a)          Holdings contributed to the Company or was deemed to have contributed to the Company $181,0005 in cash. In exchange for such contribution, the Company issued to Holdings 1,000 Series B Preferred units. For each $1,000 of liquidation preference so purchased and each $1,000 of principal amount of the Bridge Loans assumed by the Company, the Company also issued 1.667 Common Units to Holdings for a total of _________ Common Units6 issued and held by Holdings on the date hereof.

(b)          Pursuant to the Purchase Agreement, the Company will issue 1,000 Series A Preferred Units to Trudy, if the Closing Date Net Asset Value is greater than $0, which Mr. Burnham will hold after the Closing, with a face value equal to the Final Closing Date Net Asset Value.

(c)          No Member shall be required to make any additional Capital Contribution without such Member’s written consent.

ARTICLE V
CAPITAL ACCOUNTS; ALLOCATIONS

Section 5.1           Capital Accounts. The Company shall maintain a capital account for each Member (a “Capital Account”) in accordance with the provisions of the Code and Treasury Regulations.

Section 5.2           Adjustments to Capital Accounts. As of the last day of each Period, the balance in each Member’s Capital Account shall be adjusted by (i) increasing such balance by (x) such Member’s allocable share of each item of the Company’s income and gain for such Period (allocated in accordance with Section 5.3) and (y) the Capital Contributions, if any, made

5 Final amount to be determined at the Closing.
6 To be determined at Closing.

by such Member during such Period (net of any liabilities assumed by the Company or secured by property contributed) and (ii) decreasing such balance by (x) the amount of cash or the fair market value of any property distributed to such Member pursuant to this Agreement (including, without limitation, Tax Distributions but net of any liabilities assumed by such Member or secured by property distributed to such Member) and (y) such Member’s allocable share of each item of the Company’s loss and deduction for this Period (allocated in accordance with Section 5.3). Each Member’s Capital Account shall be further adjusted with respect to any special allocations or adjustments pursuant to this Agreement.

Section 5.3           Allocations to Capital Accounts. Except as otherwise provided herein, each item of income, gain, loss and deduction of the Company (determined in accordance with U.S. tax principles as applied to the maintenance of capital accounts) shall be allocated among the Capital Accounts of Members with respect to each Period, as of the end of such Period, in a manner that as closely as possible reflects the economic effect of the provisions of Article VI and the other relevant provisions of this Agreement.

Section 5.4           Tax Allocations.

(a)         The Company shall, except to the extent such item is subject to allocation pursuant to Section 5.4(b) below, allocate each item of income, gain, loss deduction and credit as determined for federal and other income tax purposes (a “Tax Item”), to the extent permitted under the Code and Treasury Regulations, in the same manner as such item was allocated for Capital Account purposes pursuant to Section 5.3. Notwithstanding the foregoing, the Managing Member shall have the power to adjust allocations made pursuant to this Section 5.4 as may be necessary to maintain substantial economic effect as required by the Code, or to ensure that such allocations are in accordance with the interests of the Members in the Company as required by the Code, in each case within the meaning of the Code and the Treasury Regulations.

(b)         In accordance with Code Section 704(c) and the Treasury Regulations thereunder, the Tax Items with respect to any property contributed to the capital of the Company or any property whose value is reflected on the books of the Company used to calculate the balances in the Capital Accounts at a value that differs from the adjusted tax basis of such property shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and the agreed fair market value of such property under any method selected by the Managing Member and permitted pursuant to Treasury Regulations Section 1.704-3.

(c)         Allocations pursuant to this Section 5.4 are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account.

(d)         If during any taxable year of the Company, there is any change in any Member’s Interest in the Company (including, without limitation, any change in a Member’s ownership of any Interest in a conversion, sale, assignment or other Transfer), then each Member’s distributive share of any item of Company income, gain, loss, deduction or credit for such year shall be determined in accordance with Section 706 of the Code and the Treasury Regulations thereunder using a “closing of the books” method.

Section 5.5           Book Value Adjustments to Capital Accounts. The initial book value of any asset contributed to the Company shall be its fair market value at the time of its contribution. The book value of the Company’s assets shall be adjusted pursuant to Regulation section 1.704-1(b)(2)(iv)(f) to equal their respective fair market values at appropriate times including the following: (i) the acquisition of an additional Interest in the Company by an new or existing Member, (ii) the distribution by the Company to, or withdrawal by, a Member of more than a de minimis amount of Company property, and (iii) a liquidation within the meaning of Regulations section 1.704-1(b)(2)(ii)(g).

ARTICLE VI
DISTRIBUTIONS

Section 6.1           Tax Distributions. Following the Effective Date, in order to permit Members (and in the case of any Member that is a partnership, S corporation or other flow-through entity for federal tax purposes, the beneficial owners of such Member) to pay taxes on their allocable share of the taxable income of the Company, the Company may, at the sole discretion of the Managing Member, to the extent of Distributable Cash, make quarterly distributions to the Members in an amount equal to the estimated tax liability of each Member on the income of the Company allocable to such Member (including amounts treated as “guaranteed payment” under Section 707(c) of the Code). All distributions made pursuant to this Section 6.1 shall be referred to as “Tax Distributions”. The amount of each Tax Distribution shall be determined by the Managing Member, and shall be the same for all Members, taking into account the maximum combined U.S. federal and Connecticut State tax rate applicable to individuals or corporations (whichever is higher). Tax Distributions shall be treated as advances of amounts distributable pursuant to Section 6.2 and 6.3 of this Agreement and accordingly, the amount distributable to any Member pursuant to any clause of Section 6.2 or 6.3 shall be reduced by any Tax Distributions made to such Member and not previously taken into account pursuant to this sentence, and such Tax Distributions shall also be deemed to have been distributed pursuant to such clause of Section 6.2 or 6.3 for purposes of making the calculations required by this Agreement (e.g., the calculation of any preferred return), so that to the extent possible each Member receives in the aggregate pursuant to Sections 6.2 and 6.3 the amount it would have received pursuant to Sections 6.2 and 6.3 if this Section 6.1 were not included in this Agreement.

Section 6.2           Distributions Generally. Except with respect to Tax Distributions, Distributable Cash shall initially be made by the Company to the Members in the following order and priority:

(a)          First, to the holders of the Series B Preferred pro rata until the cumulative amount distributed to the holders of the Series B Preferred pursuant to this Section 6.2(a) is sufficient to provide such holders with an internal rate of return equal to 7% per annum, compounded annually, on the aggregate Unreturned Capital Contributions of the holders of the Series B Preferred (computed from the date of such Capital Contributions until the date distributions are made);

(b)          Second, to the holders of the Series B Preferred, pro rata in accordance with the respective Unreturned Capital Contributions of such holders, until the Company has made aggregate distributions pursuant to this Section 6.2(b) to the holders of the Series B Preferred equal to such holders’ Unreturned Capital Contributions;

(c)          Third, to the holders of the Series A Preferred pro rata until the cumulative amount distributed to the holders of the Series A Preferred pursuant to this Section 6.2(c) is sufficient to provide such holders with an internal rate of return equal to 7% per annum, compounded annually, on the aggregate Unreturned Capital Contributions of the holders of the Series A Preferred (computed from the date of such Capital Contributions until the date distributions are made);

(d)          Fourth, to the holders of the Series A Preferred, pro rata in accordance with the respective Unreturned Capital Contributions of such holders, until the Company has made aggregate distributions pursuant to this Section 6.2(d) to the holders of the Series A Preferred equal to such holders’ Unreturned Capital Contributions;

(e)          thereafter, to the holders of the Common Units pro rata based on their respective holdings of Common Units (including in respect of profits interests granted to the Management Members, whether or not vested, provided that to the extent such profits interests are not vested, amounts allocated to such interests will be held by the Company until such interests are vested).

Section 6.3          Distributions upon a Liquidation of the Company. Within 180 days after the effective date of dissolution of the Company, the Company’s assets shall, subject to the applicable provisions of the Act, be distributed as follows:

(a)          First, the claims of all creditors of the Company who are not Members shall be paid and discharged or reasonable provisions for payment thereof shall have been made;

(b)          Second, the claims of all creditors of the Company who are Members (other than claims for Company distributions) shall be paid and discharged or reasonable provisions for payment thereof shall have been made; and

(c)          Third, remaining Distributable Cash and other assets of the Company, including shares of any Subsidiaries, if any, or other entities shall be distributed in accordance with the priorities set forth in Section 6.2 above.

Section 6.4           Withholding Against Distributions. The Company shall, and shall cause each of its Subsidiaries, if any, to, withhold from any distribution or payment to a Member (other than Tax Distributions) or to any other Person the amount of any U.S. Federal, state, local or foreign tax required by the taxing jurisdiction imposing the same to be withheld from any such distribution or payment, and any amount so withheld and paid over to such taxing jurisdiction shall be treated, for all purposes under this Agreement, as if it had been distributed or paid to such Member or Person as a Tax Distribution.

ARTICLE VII
TRANSFER OF INTERESTS

Section 7.1          Transfers Generally. Other than pursuant to a Permitted Transfer, no Member may Transfer any Interest and no Person may acquire any Interest from any Member, or any legal or beneficial interest therein, without the consent of the Managing Member, which consent may be given or withheld in the sole discretion of the Managing Member. Any Transfer made in violation of terms of this Agreement shall be void ab initio and shall have no force or effect. Any Transfer consented to by the Managing Member shall be subject to Section 7.2 and Section 7.3 of this Agreement, as applicable.

Section 7.2           Offer Notice. If a Member proposes to accept one or more bona fide offers from any Persons to purchase any Common Units from such Member (a “Purchase Offer”) or wishes to sell all or a portion of his, her or its Common Units (in each case, other than pursuant to a Permitted Transfer), such Member (the “Selling Member”) shall deliver within fifteen (15) days of the receipt by such Member of a Purchase Offer a notice (the “Seller’s Notice”) to each other Member stating (a) his, her or its bona fide intention to sell such Common Units, (b) the amount of his, her or its Common Units to be sold (the “Sale Interest”), and (c) the price (the “Sale Price”) and terms and conditions of such Purchase Offer, including, without limitation, the nature of such transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

Section 7.3           Co-Sale Rights. If a Member delivers a Seller’s Notice indicating an intention to sell any Common Units (other than pursuant to a Permitted Transfer), each Member shall have the right, exercisable upon written notice (the “Co-Sale Election Notice”) to such Selling Member within fifteen (15) calendar days after receipt of the Seller’s Notice, to participate in the sale of the Sale Interest pursuant to the specified terms and conditions of the Purchase Offer. The delivery of the Co-Sale Election Notice pursuant to this Section 7.3 shall set forth the maximum percentage of its Common Units that such Member desires to sell (subject to the limitations set forth in Section 7.3(a) below) and such written election shall constitute an irrevocable commitment to sell such Common Units contingent only upon the closing of the proposed sale on the terms communicated in the Seller’s Notice. To the extent one or more of the Members exercises such right of participation in accordance with the terms and conditions set forth below, the Sale Interest which such Selling Member may sell shall be correspondingly reduced (unless the purchaser is willing to purchase additional Units). The right of participation of each of the Members shall be subject to the following terms and conditions:

(a)          Each Member may elect to sell all or any part of its Common Units equal to the product obtained by multiplying (i) the number of Common Units of such Member by (ii) a fraction, the numerator of which is the number of Common Units being sold by the Selling Member that delivered the Seller’s Notice and the denominator of which is the aggregate number of Common Units held by the Selling Member that delivered the Seller’s Notice.

(b)          Each Member electing to sell Common Units pursuant to this Section 7.3 shall Transfer such Common Units pursuant to the terms and conditions specified in the Seller’s Notice, and the Selling Member shall promptly thereafter remit to each participating Member that portion of the sale proceeds to which such Member is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuses to purchase the Common Units from any Member exercising its rights of co-sale hereunder, the Selling Member shall not sell to such prospective purchaser or purchasers any

Sale Interests unless and until, simultaneously with such sale, the Selling Member purchases such Common Units from such Member for the same consideration and on the same terms and conditions as the proposed transfer described in the Seller’s Notice. Notwithstanding the foregoing, if the prospective purchaser or purchasers are unwilling or unable to acquire all of the Common Units that are identified in the Co-Sale Election Notices that have been timely given, the Selling Member may then elect either to (A) cancel the proposed sale of Sale Interests or (B) allocate to each Member which or who has given a timely Co-Sale Election Notice such Member’s pro rata portion (based upon the aggregate purchase price of the Common Units) of the aggregate number of Common Units that the prospective purchaser or purchasers are willing to purchase.

(c)          No Member shall be required, as a condition to the exercise of their co-sale rights pursuant to this Section 7.3, to have to enter into an agreement which does not provide that, except for the breaches of representations, warranties and covenants relating to such particular Member and/or its ability to transfer its equity in the Company, each Member’s liability to the purchaser for breaches of representations, warranties, covenants, indemnities and other agreements will be (i) limited in amount to the proceeds received by such Member in connection with such transaction, and (ii) several only, and not joint and several with other Members, in the proportion that the proceeds to be received by such Member in such transaction bear to the total proceeds being received by all Members in such transaction.

Section 7.4           Sales to Competitors. Except in connection with a Drag Along Transaction, each Member hereby agrees not to directly or indirectly Transfer any Interest to any Person whose activities, products or services are competitive with activities, products or services of the Company, as reasonably determined by the Managing Member, as of the date of the proposed Transfer. The Company may impose stop transfer restrictions itself or with its transfer agent in order to enforce the foregoing covenant.

ARTICLE VIII
DRAG ALONG TRANSACTION

Section 8.1           Drag-Along Rights.

(a)          If the Managing Member determines to pursue a sale of all of its then outstanding Series B Preferred Units and more than fifty percent (50%) of its Common Units or otherwise determines to pursue a Liquidation Event, other than a sale or other transfer of Units to an Affiliate thereof, and such action is approved by the Board (a “Drag-Along Transaction”):

(i)             each Member shall, subject to the conditions set forth in Section 8.2 below, consent to, vote for, and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Drag-Along Transaction;

(ii)            if the Drag-Along Transaction is structured as a sale of Units, each Member shall sell all of such Member’s outstanding Preferred Units and at least fifty percent (50%) of his, her or its Common Units on the terms and conditions approved by the Managing Member; and

(iii)           if the Drag-Along Transaction includes the sale, contribution, exchange, redemption, cancellation or other disposition of Common Units, each Member holding such Common Units will sell, contribute, exchange, redeem, cancel or otherwise dispose of such Common Units on the terms and conditions approved by the Managing Member.

(b)          The Company and each Member will take all reasonably necessary and desirable actions to consummate such Drag-Along Transaction, including, without limitation, the execution of all agreements and other instruments and such other actions reasonably necessary to consummate, and to effectuate the allocation and distribution of the aggregate consideration upon, such Drag-Along Transaction.

Section 8.2           Member Obligations. The obligations of the Members with respect to a Drag-Along Transaction are subject to the satisfaction of the conditions that:

(a)          the proceeds of such Drag-Along Transaction are applied in accordance with Section 6.3 of this Agreement as in effect immediately prior to such Drag-Along Transaction;

(b)          upon the consummation of such Drag-Along Transaction, each Member will receive the same form of consideration per Common Unit as each other Member; and

(c)          no Member shall be required, as part of a Drag-Along Transaction pursuant to this Section 8.2, to have to enter into an agreement which does not provide that, except for the breaches of representations, warranties and covenants relating to such particular Member and/or its ability to transfer its equity in the Company, each Member’s liability to the purchaser for breaches of representations, warranties, covenants, indemnities and other agreements will be (i) limited in amount to the proceeds received by such Member in connection with such transaction, and (ii) several only, and not joint and several with other Members, in the proportion that the proceeds to be received by such Member in such transaction bear to the total proceeds being received by all Members in such transaction.

Section 8.3           Regulation D. If the Drag-Along Transaction is a transaction for which Regulation D may be available with respect to securities being acquired by Members in such a negotiation or transaction (including a merger, consolidation or other reorganization), the Members shall, at the request of the Managing Member or the Company, unless otherwise meeting the definition of an accredited investor, appoint a purchaser representative (as such term is defined in Rule 501 promulgated under Regulation D) reasonably acceptable to either the Managing Member or the Company. If any Member appoints a purchaser representative designated by the Managing Member or the Company, the Company shall pay the fees of such purchaser representative, but if any Member declines to appoint the purchaser representative designated by the Managing Member or the Company, such Member shall appoint another purchaser representative, and such Member shall be responsible for the fees of the purchaser representative so appointed. For purposes of this Section 8.3, “Regulation D” means Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act, or any successor rules and regulations thereto, as the same may be amended or supplemented from time to time.

ARTICLE IX
MISCELLANEOUS

Section 9.1           Resignation or Termination of Membership; Return of Capital. No Member may resign or terminate such Member’s membership in the Company and no Member shall have any right to distributions respecting such Member’s Interest (upon withdrawal or resignation from the Company or otherwise) except as expressly set forth herein. No Member shall have the right to demand or receive property other than cash in return for such Member’s contribution.

Section 9.2           Books and Records. The Managing Member shall cause the Company to keep true and correct books of account with respect to the operations of the Company and its Subsidiaries, if any. Such books shall be maintained at the principal place of business of the Company or its Subsidiaries, if any, as the case may be.

Section 9.3           Fiscal Year. The fiscal year (the “Fiscal Year”) of the Company and its Subsidiaries, if any, shall end on December 31st, unless otherwise determined by the Managing Member.

Section 9.4           Taxation as a Partnership. Notwithstanding any provision of this Agreement to the contrary, the Members intend that the Company shall be treated as a partnership for federal, state and local tax purposes. Each Member agrees that it shall not: (i) cause or permit the Company to be excluded from the provisions of Subchapter K of the Code under Section 761 of the Code or otherwise; or (ii) cause or permit the Company to file any election under Treasury Regulations Section 301.7701-3 (or successor provision) or any other election, document or form which would result in the Company being treated as an entity taxable as a corporation for federal, state or local income tax purposes.

Section 9.5           Tax Matters. The Managing Member, or such other Member as is designated by the Managing Member, shall be the “tax matters partner” of the Company. In acting as tax matters partner, with respect to any item of the Company arising in respect of any taxable year beginning on or after the date hereof, the Members shall be subject to the K-1 prepared by or on behalf of the Managing Member. The Company will furnish to the Members all information regarding the Company necessary to permit the Members to file their tax returns on a timely basis, including without limitation Schedule(s) K-1 for any taxable year not later than March 31st of the immediately succeeding year, unless the filing of the Company’s tax returns has been validly extended, in which case such Schedule(s) K-1 shall be delivered not less than fifteen (15) days prior to the extended due date for filing. Notwithstanding anything herein to the contrary, neither the Company nor any Member shall, or shall cause or permit any Person to, make any election or otherwise take any action (or fail to take any action) which would result in the Company being taxed as a “corporation” for federal, state, local and, as applicable, foreign, tax purposes without the prior approval of the Managing Member.

Section 9.6           Indemnification.

(a)          No Liability.

(i)             No Member (including the Managing Member), director, or officer or the directors, officers, employees, owners, agents or representatives of any of the foregoing (each, a “Covered Person”) shall be personally liable to the Company or other Members in acting on behalf of the Company or in its, his or her capacity as a Member, director, or officer, except as otherwise required by applicable law, provided that such Covered Person’s actions or omissions did not constitute fraud, breach of fiduciary duty to the Company, gross negligence, willful malfeasance or reckless disregard of duties.

(ii)            A Covered Person shall be fully protected in relying in good faith upon information, opinions, reports or statements furnished by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care, including information, opinions, reports or statements as to the value and amount of assets, liabilities, profits or losses of the Company, the fair market value of the Company and/or any of its subsidiaries, if any, the valuation of transactions in which the Company engages or contemplates engaging, the reasonableness of the terms of a loan transaction, and any other facts pertinent to the existence and amount of assets from which a distribution to Members might properly be paid.

(b)          Right to Indemnification. Subject to the limitations and conditions as provided in this Section 9.6, each Covered Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person is or was a Covered Person, was a party in an individual capacity to any document by which any of the transactions to which the Company and/or its Subsidiaries, if any, were a party were effected, or while a Covered Person is or was serving at the request of the Company as a member, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified by the Company against all costs, fees and expenses, including reasonable attorneys’ costs and fees, the costs and expenses of investigation, and judgments and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, unless such Covered Person’s actions constituted fraud, gross negligence, willful malfeasance or a reckless disregard of duties.

(c)          Advance Payment. The right to indemnification conferred in this Section 9.6 shall include the right to be paid or reimbursed by the Company the reasonable costs, fees and expenses incurred by a Covered Person who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Covered Person’s ultimate entitlement to indemnification; provided, however, that the payment of such costs, fees and expenses incurred by any such Covered Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Covered Person of such Covered Person’s good faith belief that he has met the standard of conduct necessary for indemnification under this Section 9.6 and a written undertaking, by or on behalf of such Covered Person, to promptly repay all amounts so advanced if it shall ultimately be determined that such indemnified Covered Person is not entitled to be indemnified under this Section 9.6 or otherwise.

(d)          Indemnification of Employees and Agents. In the discretion of the Managing Member, the Company may indemnify and advance costs, fees and expenses to any employee or agent of the Company to the same extent and subject to the same conditions under which it must indemnify and advance expenses to Covered Persons under Sections 9.6(b) and (c).

(e)          Limitations on Indemnification. Notwithstanding anything to the contrary contained in this Section 9.6, no Person shall be entitled to indemnification under this Section 9.6 if any such indemnification shall be determined by the Company to be contrary to applicable law or if it is determined by a court of competent jurisdiction that such Covered Person is not entitled to indemnification because such Covered Person’s actions constituted fraud, gross negligence, willful malfeasance or a reckless disregard of duties.

Section 9.7           Termination. Subject to the other provisions of this Agreement, the Company shall dissolve at such time as is specified by the Managing Member.

Section 9.8           Failure to Deliver Securities. If any Member fails to deliver any Units to be acquired, Transferred or exchanged hereunder, the acquiror may elect to establish a segregated account in the amount of the price to be paid therefor, such account to be turned over to such Member upon delivery of instruments Transferring the Units. If a segregated account is so established, the Company shall take such action as is appropriate to Transfer record title to the Units from such Member to the acquiror. Each Member hereby irrevocably grants the Company a power of attorney to effectuate the purposes of this Section.

Section 9.9           Confidentiality. Each Member agrees that such Member will not at any time, directly or indirectly, disclose or divulge any trade secrets or other proprietary or non-public information of a business, financial, marketing, technical or other nature pertaining to the Company or any Subsidiary, if any, or make use, directly or indirectly, of any such information for any purpose other than as required in connection with the affairs of the Company, provided, however, that the foregoing agreement shall not apply to (a) information previously in the public domain through no fault of the Member, (b) information which the Member is required by law to disclose or which is disclosed in any proceeding to enforce the obligations of one or more of the parties hereto or (c) information provided to its auditors and the auditors of its Affiliates in connection with the preparation of its and its Affiliates’ audited financial statements and/or to its senior lenders or financial advisors, each subject to the execution of a customary non-disclosure agreement, and provided further that the foregoing shall not limit the ability of any Member to disclose such information to its accountant or counsel, or to an officer, director, general or limited partner or member or manager of such Member, or to employees of such Member on a “need to know” basis, provided that such Member shall inform the recipient of the confidential nature of such information, and shall instruct the recipient to treat the information as confidential.

Section 9.10         Exercise of Contractual Rights. The Company and its Members recognize, acknowledge and agree that each of the Members has substantial financial interests in the Company to preserve and that the exercise by them of any of their respective rights under this Agreement shall not, per se, be deemed to constitute a lack of good faith, a breach of fiduciary duties or unfair dealing.

Section 9.11         Successors and Assigns. Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Members and their respect successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any Member shall hold such interest subject to all of the terms and provisions of this Agreement. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of any Member or any creditor of the Company other than a Member who is such a creditor of the Company but only in its capacity as a Member.

Section 9.12         Waivers, Amendments, Etc.

(a)          Except as otherwise set forth in this Agreement (including clause (b) below), neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by (i) the Company and (ii) a Majority Interest. Notwithstanding the foregoing, amendments merely to update Exhibit A hereto shall not be subject to this Section 9.12.

(b)          Except as otherwise expressly set forth herein, any such amendment, waiver or modification shall be binding on all Members; provided however, that no amendment, waiver or modification of this Agreement which specifically discriminates (or has the substantial effect of specifically discriminating) against a particular Member or group of Members shall be binding on such Member(s), as the case may be, without the written consent of such Member or holders of a majority of the Interests held by such group of Members.

Section 9.13         Notices. All notices under this Agreement shall be in writing. Any notice shall be deemed to have been duly given if delivered personally, mailed first class, or sent by nationally recognized overnight delivery service, to the parties hereto at the addresses set forth on Exhibit A or to such other address as to which a party hereto shall have given notice hereunder.

Section 9.14         Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware.

Section 9.15         Counterparts. This Agreement may be executed in any number of counterparts, and with counterpart signature pages (which may be by facsimile copies or electronic transmission), all of which together shall for all purposes constitute one Agreement, binding on the Company and all the Members notwithstanding that not all Members have signed the same counterpart.

Section 9.16         Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

Section 9.17         No Strict Construction. The Members have participated jointly in the negotiation of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or documents contemplated herein, this Agreement and such other agreements or documents shall be construed as if negotiated jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement or any other agreements or documents contemplated herein.

Section 9.18         Enforceability, etc. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.

Section 9.19         Dispute Resolution. With the exception of Section 4.2 above, any controversy or claim among the relevant parties, in their capacities as Members or Managing Members, arising out of or relating to this Agreement shall be settled by arbitration in accordance with the following provisions:

(a)          Disputes Covered. The agreement of the parties, in their capacities as Members or Managing Members, to arbitrate covers all disputes of every kind relating to or arising out of this Agreement, or any of the transactions contemplated herein. Disputes include actions for breach of contract with respect to this Agreement, as well as any claim based upon tort or any other causes of action relating to the transactions contemplated herein, in their capacities as Members or Managing Members, such as claims based upon an allegation of fraud or misrepresentation and claims based upon a federal or state statute. In addition, the arbitrator selected according to procedures set forth below shall determine the arbitrability of any matter brought to him or her, and his or her decision shall be final and binding on the parties. Nothing in this Section 9.19, or otherwise, nor the exercise of any right to arbitration, nor the commencement or pendency of any proceeding, shall limit the right of any party to this Agreement to seek judicial equitable relief, specific performance or other equitable relief available to it under applicable statutory and/or case law including but not limited to injunctive relief to enforce the restrictions on Transfer set forth in Article VII of this Agreement or the drag-along rights set forth in Article VIII hereof.

(b)          Forum. The forum for the arbitration shall be Stamford, Connecticut.

(c)          Law. The governing law for the arbitration shall be the law of the State of Delaware, without reference to its conflicts of laws provisions.

(d)          Selection. The parties shall agree on a single arbitrator. In the absence of such agreement within ten (10) days after the initiation of an arbitration proceeding, a single arbitrator shall be appointed by the commercial panel of the American Arbitration Association, provided no arbitrator may be appointed if a party struck such arbitrator’s name off a common list provided by the American Arbitration Association.

(e)          Administration. The arbitration shall be administered by the American Arbitration Association.

(f)           Rules. The rules of arbitration shall be the Commercial Arbitration Rules of the American Arbitration Association, as modified by any other instructions that the parties may agree upon at the time, except that each party shall have the right to conduct discovery using expeditious discovery procedures instead of the Federal Rules of Civil Procedure. If there is any conflict between those Rules and the provisions of this section, the provisions of this section shall prevail.

(g)          Substantive Law. The arbitrator shall be bound by and shall strictly enforce the terms of this Agreement and may not limit, expand or otherwise modify its terms. The arbitrator shall make a good faith effort to apply applicable substantive law, but an arbitration decision shall not be subject to review because of errors of law. The arbitrator shall be bound to honor claims of privilege or work-product doctrine recognized at law, but the arbitrator shall have the discretion to determine whether any such claim of privilege or work product doctrine applies.

(h)          Decision. The arbitrator shall render findings of fact and conclusions of law in a written opinion setting forth a reasoned basis thereof and shall deliver such opinion to each of the disputing parties along with a signed copy of the award. Before rendering the final award, the arbitrator shall submit to the parties an unsigned draft of the proposed award, and each party may deliver, within fifteen (15) days after receipt of such draft, a written statement of alleged errors of fact, computation, law or otherwise. The arbitrator may disregard any party’s statement to the extent that it is in substance an application for reargument. Within twenty (20) days after receipt of such statements the arbitrator shall render the final award. The arbitrator shall not have power to award damages in connection with any dispute in excess of actual compensatory damages and shall not multiply actual damages or award consequential or punitive damages.

(i)           Expenses. Each party shall bear its own fees and expenses with respect to the arbitration and any proceeding related thereto and the parties shall share equally the fees and expenses of the American Arbitration Association and the arbitrator, provided that the prevailing party in any arbitration shall be entitled to reimbursement of reasonable attorney’s fees and expenses relating to such arbitration, and the fees and expenses of the American Arbitration Association and the arbitrator.

(j)           Remedies; Award. The arbitrator shall have power and authority to award any remedy or judgment that could be awarded by a court of law in the state of Delaware. The award rendered by arbitration shall be final and binding upon the parties, and judgment upon the award may be entered in any court of competent jurisdiction in the United States.

(k)          The arbitrator is authorized to adopt such procedures, including rules of evidence, as he or she shall deem appropriate to achieve an expeditious, cost-effective and fair result.

IN WITNESS WHEREOF, the Company and the other parties hereto have signed and sworn to this Agreement as of the date first above written.

COMPANY:

MMAC, LLC
By: MMAC Holdings, LLC, its Managing Member

By:
Name:
Title:

MEMBERS:

MMAC HOLDINGS, LLC

Name:
Title:

William W. Burnham

EXHIBIT A

MEMBER (ADDRESS)	INITIAL CAPITAL CONTRIBUTION	COMMON UNITS	PREFERRED UNITS
MMAC Holdings, LLC 2 Greenwich Office Park Greenwich, CT 06831	$181,000 in cash	To be determined at Closing upon determination of amount of assumed bridge loans	1,000 Series B
William W. Burnham 241 White Oak Shade Road New Canaan, Connecticut	To be equal to Final Closing Date Net Asset Value, if the Final Closing Date Net Asset Value is greater than $0	To be determined pursuant to Section 4.4(b) hereof	1,000 Series A, if Final Closing Date Net Asset Value is greater than $0.
TOTAL

SCHEDULE 4.2

A	B	C	D	E	F	G	H	I
		Audited	Current Est.		Bridge Loan /		Adj. Est.
Trudy Corporation		As of	As of		Term Loan		As of
Balance Sheet		3/31/2009	6/30/2009		Adjustment		6/30/2009

Cash		122,739	(125,778)		106,998		(18,780)
A/R		1,042,278	1,538,198				1,538,198
Inventory, net		1,649,476	1,487,396				1,487,396
Prepaid expenses and other current		172,827	122,022				122,022
Total Current Assets		2,987,320	3,021,838		106,998		3,128,836

Equipment, net		84,792	82,515				82,515
Royalty advance, net		264,820	228,444				228,444
Prepublication costs and other assets, net		484,645	470,009				470,009
Intangible Assets, net		386,908	370,467				370,467
Total Other Assets		1,221,165	1,151,435		0		1,151,435

Total Assets		4,208,485	4,173,273		106,998		4,280,271

Accounts payable and accrued expenses		1,766,359	1,589,193				1,589,193
Deferred Revenue		280,231	280,316				280,316
Royalties and commissions payable		554,060	537,394				537,394
Sub-total Operating Liabilities		2,600,650	2,406,903		0		2,406,903

Bank Revolver		814,706	812,706				812,706
Bank Term Loan		231,241	227,240		(3,002)		224,238
Shareholder loans		1,894,959	2,367,737		110,000		2,477,737
Sub-total		2,940,906	3,407,683		106,998		3,514,681

Total Liabilities		5,541,556	5,814,586		106,998		5,921,584

Shareholders’ Deficit		(1,333,071)	(1,641,315)				(1,641,315)

Total Liabilities and Shareholders’ Deficit		4,208,485	4,173,271		106,998		4,280,269

			Column H	Column I
		Current	Adj. Est.	Adj. Est.
Calculation of Net Tangible Asset	Audit	Estimate	As of	As of
Value “NAV”	3/31/2009	6/30/2009	6/30/2009	6/30/2009

Tangible Assets
Cash	122,739	(125,778)	(18,780)	(18,780)
A/R	1,042,278	1,538,198	1,538,198	1,538,198
Inventory	1,649,476	1,487,396	1,487,396	1,487,396
Prepaids	172,827	122,022	122,022	122,022
Equipment, net	84,792	82,515	82,515	82,515
Royalty advance	264,820	228,444	228,444	228,444
Prepublication costs (75% Credit)	363,484	352,507	352,507	352,507
Total Tangible Assets	3,700,416	3,685,304	3,792,302	3,792,302

Less Assumed Liabilities:
Accounts payable	(1,766,359)	(1,589,193)	(1,589,193)	(1,589,193)
Deferred revenue	(280,231)	(280,316)	(280,316)	(280,316)
Royalties payable	(554,060)	(537,394)	(537,394)	(537,394)
Bank Revolver	(814,706)	(812,706)	(812,706)	(812,706)
Bank Term Loan	(231,241)	(227,240)	(224,238)	0
Buyer Note Issued at Closing	0	0	0	(225,000)
Palm Bridge Loans	0	0	0	0
Total Assumed Liabilities	(3,646,597)	(3,446,849)	(3,443,847)	(3,444,609)

Net Tangible Asset Value before adj. for payoff of Bank term loan	53,819	238,455	348,455	347,693
(1) Bank Term Loan Adjustment (See detail below)	103,241	100,000	100,000	0
(2) Burnham Bridge Loan Adjustment (See below)	0	0	(100,762)	0
Net Tangible Asset Value (“NAV”)	157,060	338,455	347,693	347,693

(1) Bank Term Loan Adjustment
Payoff Bank Term Loan (increase NAV)	231,241	227,240	224,238
Issue Buyer Note (decrease NAV)	(128,000)	(127,240)	(124,238)
Net Change in NAV	103,241	100,000	100,000

(2) Burnham Bridge Loan Adjustment
    - Buyer will issue an additional amount of notes for the $110,000 Burnham Bridge Loan up to an amount that brings the total Buyer note to $225,000. In the case of the Adj. Est. as of 6/30/09, the additional Buyer Note amount would equal $124,238. This additional Buyer Note amount issued will reduce the NAV by an equal amount.
    - Assuming the T/L Burnham Promissory note equals $224,238 as of the Closing, the NAV adjustment in (1) and (2) above should not change.

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EXHIBIT B

For Discussion Purposes Only
Example of Common Equity Capitalization

Scenario 1 - Bill does not participate for pro-rata share of additional investment
				Additional
				Investment
Assumed NAV	$525,000
Bridge Loans/Series B Investment	$600,000			$200,000
			Common Shares Issued	333.4	- ($200,000/$1,000)X1.667

				Additional
	Common			Investment	Total After
Holder	Units	%		Units	Investment	%

Palm Entity	1,000.0	80.7%		333.4	1,333.4	84.8%
Bill Burnham	238.4	19.3%			238.4	15.2%

Total Common	1,238.4	100.0%		333.4	1,571.8	100.0%

Scenario 2 - Bill participates for pro-rata share of additional investment

			Additional	Common
			Investment	Shares
Assumed NAV/Follow-on Investment	$525,000		$38,501	64.2
Bridge Loans/Series B Investment	$600,000		$161,499	269.2
			$200,000	333.4

			Additional
	Common		Investment	Total After
Holder	Units	%	Units	Investment	%

Palm Entity	1,000.0	80.7%	269.2	1,269.2	80.7%
Bill Burnham	238.4	19.3%	64.2	302.6	19.3%

Total Common	1,238.4	100.0%	333.4	1,571.8	100.0%

Notes:
- These examples do not reflect dilution from management equity pool or dilution for any other transactions

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Exhibit F

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN SECTION 3 HEREIN TO ANY SUPERIOR INDEBTEDNESS AND SUPERIOR EQUITY (EACH AS DEFINED HEREIN); AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF SECTION 3 HEREIN.

THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN OFFSET PROVISIONS SET FORTH IN SECTION 9 HEREOF.

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT OR A PROSPECTUS UNDER THE ACT OR SUCH OTHER LAWS, IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

SUBORDINATED PROMISSORY NOTE

[$225,000.00]1	______________, 2010

SECTION 1.           General; Payment of Principal and Interest.  For value received, MMAC, LLC, a Delaware limited liability company (the “Company”), having an address at 353 Main Avenue, Norwalk, Connecticut 06851, hereby promises to pay to Trudy Corporation, a Delaware corporation (the “Holder”), having an address at 241 White Oak Shade Road, New Canaan, CT 06840, the principal sum of [TWO HUNDRED AND TWENTY-FIVE THOUSAND DOLLARS ($225,000)], plus interest thereon as hereinafter provided, in lawful currency of United States of America and in immediately available funds.  The principal amount of this Subordinated Promissory Note (this “Note”) shall be payable pursuant to the terms of Section 2 hereof.  Interest on the unpaid principal balance of this Note outstanding from time to time shall accrue and be payable pursuant to the terms of Section 2 hereof.  Payments of principal and interest are to be made to the Holder at its office address designated above or at such other place as the Holder shall have notified the Company in writing.

Notwithstanding anything to the contrary contained herein or in the Purchase Agreement (as defined below), in no event shall the amount payable by the Company as interest or other charges on this Note exceed the highest lawful rate permissible under any law applicable hereto.

1 Exact amount to be determined pursuant to Section 3(i) of the Purchase Agreement, as defined below.

This Note is the Buyer Note referred to in that certain Asset Purchase Agreement, dated as of December 18, 2009 (as amended, supplemented, restated or otherwise modified from time to time, the “Purchase Agreement”), between the Company and the Holder and has been duly authorized and issued pursuant thereto.  Capitalized terms used in this Note which are not defined in this Note shall have the meaning ascribed to such terms in the Purchase Agreement.

If any payment under this Note shall be specified to be made on a day which is not a business day, it shall be made on the next succeeding day which is a business day.  For purposes of this Note, a “business day” shall mean any day other than Saturday, Sunday or any other day in which banks are authorized to close in Stamford, Connecticut.

SECTION 2.           Payment of Principal and Interest; Early Payment; Right of Prepayment.

(a)           Payment of Principal and Interest.  Interest shall accrue on the outstanding principal balance of this Note from time to time at a fixed rate of interest equal to four and eighty-five one-hundredths percent (4.85%) per annum.  Interest shall begin to accrue on the outstanding principal amount of this Note on the date hereof.  Interest at such rate shall accrue daily and be calculated on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be, and shall be payable quarterly, in arrears, on the [10th] day following the close of each quarter commencing with the quarter ending on ____________, 2010 [first quarter ending following the closing] on the outstanding principal amount of this Note only.  Principal will be paid quarterly based on a 20-year amortization schedule commencing on _________, 2010 [first fully completed quarter ending following closing] for a principal payment of $1,681.33 per quarter.  If not sooner paid, all remaining principal and accrued and unpaid interest shall become due and payable on ___________, 2014 [fourth anniversary of the Closing Date] (the “Maturity Date”).  Payments received under this Note will be applied first to charges, fees and expenses (including reasonable attorneys’ fees), then to any accrued but unpaid interest, and then to principal which is then due and owing.  Notwithstanding the foregoing, if, as of the last day of any fiscal quarter, the sum of the Company’s unrestricted cash on hand plus the Company’s available credit arising under the then-existing Superior Indebtedness is less than $150,000, the Company may, by written notice to the Holder, defer the next scheduled quarterly payment (including principal and interest) so that such amount will be due and payable on the Maturity Date and not either paid on the original due date thereof or added to the next regularly scheduled quarterly payment thereafter.

(b)           Discretionary Prepayments.  Notwithstanding Section 2(a), the Company may prepay any amounts due on this Note (including principal and accrued interest), in whole or in part, at any time without premium or penalty.

(c)           Mandatory Prepayments.

(i)             Notwithstanding anything in this Note to the contrary, if as of the end of each of four consecutive full quarters, the Company has achieved positive cash flow from operations less capital expenditures for each such quarter, as determined upon preparation of the Company’s financial statements, and if as of the end of such fourth consecutive quarter, the Company has $750,000 of (A) cash on hand, excluding restricted cash, and (B) credit available under the $850,000 revolving credit facility with Westport National Bank (the “Westport Credit Facility”) or any substitute line of credit, then the Company shall make a mandatory prepayment

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under this Note of $110,000 within 10 days after the issuance of the Company’s financial statements setting forth the final determination of the positive cash flow for each of the four consecutive quarters.

(ii)            Notwithstanding anything in this Section 2 to the contrary, but subject in its entirety to the restrictions set forth in Section 3, the entire unpaid balance of this Note will be due and payable upon a Sale of the Company.  For purposes of this Note, “Sale of the Company” shall mean (i) the sale of all or substantially all of the consolidated assets of the Company, (ii) the merger, consolidation or acquisition of the Company (excluding any merger, consolidation or acquisition (A) in which such entity is the surviving entity and the equity holders of such entity prior to such merger, consolidation or acquisition own immediately upon the consummation of such merger, consolidation or acquisition not less than a majority of the outstanding equity interests of the surviving entity or (B) in which the Company is merged or consolidated with and into an Affiliate), or (iii) any transaction (or series of related transactions involving a person, entity or a group of persons or affiliated persons or entities) in which more than fifty percent (50%) of outstanding voting power of the Company is transferred to persons or entities that were not equity holders of such entity prior to such transaction(s).

SECTION 3.           Subordination.

(a)           All claims of the Holder to principal, interest, costs, expenses and any other amounts at any time owed under this Note or under any guaranty of this Note made by the Company or any of its subsidiaries or affiliates (collectively, “Junior Indebtedness”), are hereby expressly subordinated in right of payment and otherwise, as herein set forth, to the prior payment in full, in immediately available funds, of all Superior Indebtedness (as defined below) in the manner described in this Section 3 and Superior Equity (as defined below) in the manner described in this Section 3.  For the purpose hereof, “Superior Indebtedness” shall mean (i) any and all amounts now or hereafter payable under the Bridge Note or upon any future loans made to the Company by MYERS EDUCATION, LLC or its affiliates, (ii) any and all amounts now or hereafter payable to Westport National Bank under the Westport Credit Facility and (iii) all restructurings or refinancings in connection with any amounts payable under the foregoing.  For purposes of clarification, Superior Indebtedness shall include, without limitation, (x) the payment of all interest, costs, expenses and fees, whether accruing before or after the commencement of any bankruptcy, insolvency or receivership case or proceeding, securing or otherwise relating to and at the rate or rates and amounts prescribed in the applicable documents, whether or not such interest, costs, expenses or fees are allowable or allowed in such case or proceeding and (y) all underlying indebtedness arising or accruing before or after the commencement of any bankruptcy, insolvency or receivership case or proceedings.  “Superior Equity” shall mean the Series B Preferred Units of the Company now or hereafter issued with such rights and privileges as set forth in Section 4.3(c) of the Operating Agreement. For purposes hereof, “Senior Lenders” shall mean (x) any holder of Superior Indebtedness described in clauses (i) and (ii) of this paragraph and the Superior Indebtedness shall be considered outstanding, and shall include for all purposes hereunder, the amount of any Commitment (as defined below) as in effect at the time of such determination and/or calculation and (y) any holder of Superior Equity.

(b)           Except as may be otherwise permitted by the Senior Lenders, unless and until all Superior Indebtedness shall have been paid in full, in immediately available funds, and all Commitments (as defined below) shall have terminated, and the Superior Equity shall have been

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Fully Redeemed (as defined below), the Company shall not make, and the Holder shall not demand, accept or receive, and shall not attempt to collect or commence any legal proceedings to collect any direct or indirect payment (in cash or property, exercise of contractual or statutory rights or otherwise but excluding offset referred to in Section 9 below) of or on account of any amount payable on or with respect to any Junior Indebtedness (including any payment in respect of redemption or purchase or other acquisition), except that, unless expressly prohibited by any agreements governing any Superior Indebtedness, nothing contained herein shall be interpreted or construed to limit payment of principal and interest hereunder on the due dates thereof or upon the Maturity Date, including any prepayment of the Junior Indebtedness as set forth in Section 2(c) above, if no “Default” or “Event of Default” under any agreements governing any of the Superior Indebtedness shall exist at the time of payment or would exist as a result thereof and notwithstanding any provisions of the Superior Equity.  For the avoidance of doubt, the Company shall not be required to make any payment or prepayment under this Note if such payment or prepayment would violate any of the documents governing the Superior Indebtedness.  “Fully Redeemed” shall mean that the holders of the Superior Equity shall have received Distributable Cash (as such term is defined in the Operating Agreement) equal to such holders’ Unreturned Capital Contributions (as such term is defined in the Operating Agreement), including accrued dividends, pursuant to Section 6.2 of the Operating Agreement.  Except as provided in this Sub-Section (b) and subject to Section 3(k) hereof, the Company shall not make, and the Holder shall not receive, any prepayment of the Junior Indebtedness, and any attempt to do so shall be ineffective, until the Superior Indebtedness is paid in full in money, all commitments (“Commitments”) to provide credit under the documents evidencing the Superior Indebtedness are terminated, and the Superior Equity has been Fully Redeemed.  The Company and the Holder agree that any period of time during which the Holder, by virtue of the provisions of this Section 3, cannot commence any legal proceedings to collect a payment due under this Note shall toll the running of any applicable statute of limitations.

(c)           Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other case or proceedings, all Superior Indebtedness shall first be paid in full, in money, or payment thereof provided for in money, and the Superior Equity has been Fully Redeemed before any payment is made under the Junior Indebtedness; and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder as holder of the Junior Indebtedness would be entitled except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder if received by the Holder, directly to the holders of the Superior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Superior Indebtedness held by such holder; provided that such payment or distribution shall be made subject to any subordination, priority or intercreditor agreement that may exist between the Senior Lenders), or their representatives, to the extent necessary to pay all Superior Indebtedness in full, in money, after giving effect to any concurrent prepayment or distribution to or for the benefit of the holders of Superior Indebtedness, and provided further that the Superior Equity has been Fully Redeemed before any payment or distribution is made to the Holder with respect to the Junior Indebtedness.  If the holders of the Superior Indebtedness in good faith believe the Holder may

4

fail to timely file a proof of claim in any such case or proceeding, the holder(s) of the Superior Indebtedness may do so for the Holder.

(d)           Except to the extent permitted by the holders of Superior Indebtedness and Superior Equity, in the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by this Section 3 shall be received by the Holder before all the Superior Indebtedness is paid in full, in money, and all Commitments terminated, and the Superior Equity has been Fully Redeemed, such payment or distribution shall be held in trust and for the benefit of, and shall be paid over or delivered to, the holders of the Superior Indebtedness or their representative or representatives, as their respective interests may appear, for application to the payment of all the Superior Indebtedness remaining unpaid to the extent necessary to pay all such Superior Indebtedness in full, in money, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Superior Indebtedness (provided that this paragraph shall be solely for the benefit of the Senior Lenders and any amounts that the Holder is required to pay over pursuant to this paragraph shall be paid subject to any subordination, priority or intercreditor agreement that may exist between the Senior Lenders) and then to the holders of Superior Equity for application thereto until the same has been Fully Redeemed.

(e)           The provisions hereof are solely for the purpose of defining the relative rights of the holders of the Superior Indebtedness and Superior Equity, on the one hand and the Holder as holder of the Junior Indebtedness on the other hand, and nothing herein shall impair, as between the Company and the Holder, the obligations of the Company under the Junior Indebtedness, which are unconditional and absolute.

(f)            No right of any present or future holder of any Superior Indebtedness or Superior Equity to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any act or failure to act, in good faith, by any holder of the Superior Indebtedness or Superior Equity, or any noncompliance by the Company with the terms, provisions and covenants hereof, regardless of any knowledge thereof any holder of the Superior Indebtedness or Superior Equity may have or be otherwise charged with.  Without in any way limiting the generality of the foregoing, the holders of the Superior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Note or the obligations hereunder of the Holder to the holders of the Superior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or create, increase, decrease, renew or alter, the Superior Indebtedness, or otherwise amend or supplement in any manner the Superior Indebtedness or any instrument evidencing the same or any agreement or other document under which the Superior Indebtedness is outstanding, securing same or otherwise relating thereto; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Superior Indebtedness; (iii) release any person liable or contingently liable in any manner for the payment or collection of the Superior Indebtedness; (iv) exercise or refrain from exercising any rights against the Company or any other person; (v) fail to insist on strict performance of any Superior Indebtedness or any document relating thereto; and/or (vi) take or fail to take any action which, if not for the provisions of this sentence, would impair the

5

subordination provided for herein and/or impair the obligations of the Holder hereunder to the holders of the Superior Indebtedness.

(g)           Each holder of any Superior Indebtedness or Superior Equity, whether such Superior Indebtedness or Superior Equity was created or acquired before or after the issuance of this Note, shall be entitled to rely on the subordination provisions set forth in this Note and the other provisions hereof.

(h)           After (but not before) the indefeasible payment in full, in immediately available funds, of all the Superior Indebtedness and the termination of all Commitments, and after the Superior Equity has been Fully Redeemed, Holder as holder of the Junior Indebtedness shall be subrogated, to the extent of any payment or distribution made to the holders of the Superior Indebtedness and/or Superior Equity which, if not for the provisions of this Section 3, would have been made to the holders of the Junior Indebtedness, to the rights of the holders of the Superior Indebtedness and/or Superior Equity to receive payments or distributions of assets of the Company applicable to the Superior Indebtedness and/or Superior Equity until the Superior Indebtedness shall be paid in full and the Superior Equity has been Fully Redeemed, and, as between the Company, its creditors other than holders of Superior Indebtedness, and the Holder, no payment or distribution made to the holders of Superior Indebtedness by virtue of this Section 3 which otherwise would have been made to the Holder shall be deemed to be a payment by the Company on account of the Superior Indebtedness, it being understood that the provisions of this Section 3 are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of the Superior Indebtedness, on the other hand.

(i)            The provisions of this Section 3 shall remain in effect until all Superior Indebtedness is indefeasibly paid in full in immediately available funds and all Commitments terminated and the Superior Equity has been Fully Redeemed.  The obligations of the Holder hereunder shall be revised and reinstated, and the rights of the holders of the Superior Indebtedness and/or Superior Equity shall continue, with respect to any amount at any time paid on account of the Superior Indebtedness and/or Superior Equity which shall thereafter be required to be restored or returned by any holders of Superior Indebtedness and/or Superior Equity in any insolvency, bankruptcy, receivership or other case or proceeding, all as though such amount had not been paid.

(j)            The Holder shall confirm (in writing) the above subordination provisions if requested by any holder of the Superior Indebtedness, and shall execute and deliver such additional subordination agreements, and take such other actions, consistent with the foregoing as any holder of Superior Indebtedness may require.

(k)           Anything contained in this Section 3 to the contrary notwithstanding, a non-cash settlement on the Junior Indebtedness made pursuant to the exercise of the offset rights referred to in Section 9 below shall be permitted and shall not be prohibited by this Section 3.

SECTION 4.           Events of Default.  The existence of any of the following conditions shall constitute an event of default hereunder (an “Event of Default”):

(a)           The failure by the Company to pay when due any principal of this Note, or the failure by the Company to pay when due any interest under this Note, and such failure to pay

6

interest shall continue unremedied for a period of fifteen (15) days after the same becomes due and payable.

(b)           If the Company:

(i)             shall commence any case or proceeding under any bankruptcy, insolvency or other similar law or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing;

(ii)            shall admit the material allegations of any petition or pleading in connection with any such case or proceeding;

(iii)           makes an application for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for the Company or for all or a substantial part of the property of the Company;

(iv)           makes a general assignment for the benefit of the creditors of the Company; or

(v)            is unable or admits in writing its inability to generally pay the debts of the Company as they mature.

(c)           The (i) commencement of any case or proceeding against the Company under any bankruptcy, insolvency, or other similar law or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, winding-up, composition or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing, (ii) appointment of a receiver, trustee or similar officer for the Company or for all or a substantial part of the property of the Company, or (iii) issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company, and such case, proceeding, receiver, trustee, officer, warrant, execution or process shall not be dismissed, bonded or discharged, as applicable, within ninety (90) days of the commencement, appointment or issuance thereof.

SECTION 5.          Rights and Remedies.  In the event that one or more Events of Default shall have occurred and be continuing, the Holder may at its option (subject to the subordination provisions of Section 3 hereof and any subordination agreements relating thereto) by written notice to the Company declare the principal and the accrued and unpaid interest thereon to be immediately due and payable, and thereupon the same shall become so due and payable, without presentment, demand, protest or further notice, all of which are hereby waived by the Company.  No course of dealing or delay on the part of the Holder of this Note in exercising any right shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  Subject as aforesaid, no remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute, other agreement or instrument, or otherwise.

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SECTION 6.          Lost Documents.  Upon receipt by the Company of (i) evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, (ii) in the case of loss, theft or destruction, indemnification satisfactory to the Company, and (iii) in the case of mutilation, surrender and cancellation of this Note, the Company will cancel this Note on its books and make and deliver in its place a new note in the then unpaid principal amount of this Note, of like tenor to this Note, dated and bearing interest from the date next following the date through which interest has been paid on the unpaid principal amount of this Note.

SECTION 7.          No Assignment.  This Note may not be sold, offered for sale, pledged, hypothecated or otherwise encumbered, transferred or disposed of by the Holder; provided, that, upon (i) written notice to the Company, (ii) written confirmation, in form reasonably satisfactory to the Company, from the transferee that it consents and agrees to (A) clauses (1) and (2) below and (B) the subordination provisions in Section 3(j) above and (iii) any confirmation required under any applicable subordination agreement referred to in Section 3 above, the Holder may transfer this Note to William W. Burnham provided, that, no such transfer shall affect (1) the right of the Company to offset pursuant to Section 9 notwithstanding any resulting lack of mutuality or (2) the subordination of this Note.

SECTION 8.           Cancellation.  After the principal balance of this Note and all accrued interest thereon has been satisfied the Holder shall surrender this Note to the Company for cancellation.

SECTION 9.          Right of Offset.  Upon the transfer of this Note to William W. Burnham pursuant to Section 7 hereof, the Company shall have a right of set off against payments otherwise due hereunder in accordance with Section 2.4 of the Debt Cancellation and Indemnification Agreement, dated as of December 18, 2009, as amended, among the Holder, William W. Burnham, Alice B. Burnham, and the Company.

SECTION 10.         Miscellaneous.

(a)           Parties in Interest.  All covenants, agreements and undertakings in this Note by and on behalf of the Company and the Holder hereof shall, subject to the provisions of Section 7 hereof, bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns, whether so expressed or not.  It is hereby acknowledged that each Senior Lender is an intended third party beneficiary of Section 3 hereof and shall be entitled to enforce the terms and provisions of Section 3 hereof to the same extent as if they were initially a party hereto.

(b)           Amendments, Modifications and Waivers.  This Note may be amended, modified, and any provision of this Note may be waived with the written consent of (i) the Company and (ii) the Senior Lenders, which amendment, modification or waiver will bind the Holder hereof and any transferee, successor or assign thereof.  Consent of the Senior Lenders will be deemed to have occurred if the holders of a majority of the loans and commitments to lend under each credit agreement, securities purchase agreement or other agreement evidencing or relating to the Superior Indebtedness shall have consented in writing.

(c)           Notices.  All notices, requests, communications, consents and demands shall be made in writing and shall be (i) sent by registered or certified mail, first class, postage prepaid, return receipt requested or (ii) delivered by hand, facsimile transmission or messenger to the

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Company or to the Holder hereof, as the case may be, at their respective addresses set forth at the beginning of this Note, or at such other respective addresses as may be furnished in writing to each other.  All such notices, requests communications, consents and demands shall be deemed given if mailed, upon receipt, refusal or as of the first attempted date of delivery if unclaimed, and if personally delivered, the day so delivered.

(d)           Governing Law.  This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Connecticut applicable therein, without regard to conflicts of laws principles that would require the application of any other law.

(e)           Costs and Expenses.  The Company shall promptly pay (or reimburse, as Holder may elect) all reasonable costs and expenses, including without limitation reasonable attorneys fees and disbursements and court costs, which Holder may hereafter incur in connection with any enforcement of this Note and the collection of all amounts due under this Note; provided, that, such payment/reimbursement obligation shall not apply to costs and expenses incurred by the Holder attributable to a claim or dispute with respect to a right of set-off that has been in good faith asserted by the Company pursuant to Section 9 above.

(f)            WAIVERS OF JURY TRIAL.  THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN.

[Remainder of page intentionally blank.  Next page is signature page.]

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IN WITNESS WHEREOF, this Note has been executed and delivered on the date set forth at the beginning of this Note by a duly authorized representative of the Company.

COMPANY:

MMAC, LLC, a Delaware limited liability company

By:
Name:
Title:

AGREED AND ACCEPTED AS OF THE DAY AND YEAR FIRST WRITTEN ABOVE:

HOLDER:

TRUDY CORPORATION,
a Delaware corporation

By:
Name:
Title:

Exhibit J-1

LEASE AGREEMENT

This Lease Agreement (this “lease”, this “agreement” or this “lease agreement”) is entered into as of _________________, 2010 by and between NOREAST MANAGEMENT LLC, a Connecticut limited liability company with an office at c/o William W. Burnham, 241 White Oak Shade Road, New Canaan, Connecticut 06840 (hereinafter referred as “Lessor”), and MMAC, LLC, a Delaware limited liability company with an office at 353 Main Avenue, Norwalk, Connecticut 06851-1508 (hereinafter referred to as “Lessee”).

Recitals

A.
Trudy Corporation, a Delaware corporation (“Seller”), as seller, and Lessee, as buyer, are parties to that certain Asset Purchase Agreement dated as of December 18, 2009 (as amended, supplemented, restated or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which Lessee is acquiring from Seller substantially all of the assets of a business that publishes children’s books, books with read- and sing-along audio tapes and CD’s and designs, manufactures and markets children’s musical instruments, electronics and plush stuffed animals for sale to domestic and international retail and wholesale customers on a returnable and non-returnable basis, sold under the trade names (i.e. imprints) of Studio Mouse, Soundprints, Little Soundprints, Music for Little People and Fetching Books (the “Business”); and

B.
Lessor and Seller are or have been parties to a lease (or leases) of the premises (as defined below) (the “Prior Lease”), and Seller has sublet a portion of the premises to Opal Publishing (including any future permitted successors and assigns, the “Existing Sublessee”) under a certain Commercial (Sub)Lease dated May 1, 2009 (including any future amendments and modifications between Lessee and the Existing Sublessee, the “Existing Sublease”);

C.
The execution and delivery of this lease by Lessor and Lessee, and the termination of the Prior Lease, are conditions precedent to the closing of the transactions contemplated by the Purchase Agreement (the “Closing”).

1.	Description of the premises; Effect on existing sublease

Lessee leases from Lessor the entire building, approximately 26,000 square feet, located at 353 Main Avenue, Norwalk, Connecticut 06851 (the “Building”) together with the entire parking lot consisting of approximately 64 parking spaces (such building, parking and the remainder of the land upon which the building sits, together with the use of Lessor’s forklift and snow blower located thereon, hereinafter referred to as the “premises” or “leased premises”).

In connection with and as a condition to this lease being entered into, the Existing Sublessee will confirm and agree in a letter agreement (the “Existing Sublease Letter Agreement”) with Lessee, Lessor and Seller that, among other things, (i) upon the effectiveness of this lease, the Existing Sublease shall be converted automatically from a sublease under the Prior Lease to a sublease under this lease, and (ii) should Lessee exercise its termination rights hereunder or should this lease otherwise be terminated, the Existing Sublease shall automatically upon such termination be converted to a direct lease between Lessor and the Existing Sublessee.

2.	Representations and warranties

The Lessor represents and warrants that it is a duly constituted and validly existing limited liability company organized under the laws of Connecticut and has power to enter into and perform this lease agreement. This agreement constitutes a valid and legally binding obligation of the Lessor, enforceable according to its terms. Neither the execution and delivery of this lease agreement, the consummation of the transactions contemplated hereby, nor the fulfillment by the Lessor of or compliance by the Lessor with the terms and conditions hereof are prevented or limited by or conflict with or result in a breach of any provision contained in the limited liability company agreement which creates and establishes the Lessor.

The Lessee represents and warrants that it is a duly constituted and validly existing limited liability company, organized under the laws of the state of Delaware and has power to enter into and perform this lease agreement. This agreement constitutes a valid and legally binding obligation to the Lessee, enforceable according to its terms.

The Lessor represents, warrants and covenants to Lessee that the Prior Lease is being terminated, effective on or before the Closing, and that Lessee has no liability or obligation under or relating to the Prior Lease.

3.	Compliance with laws

Lessee shall, at Lessee’s sole cost and expense, promptly comply in all material respects with all present and future laws, orders, and regulations of all state, federal, municipal and local government, departments, commissions, and boards and any direction of any public officer pursuant to law with respect to the Building and premises if arising out of Lessee’s particular use or manner of use of the premises of the Building during the term of this lease (and, for the avoidance of doubt, not any matters arising out of use of the premises or the Building prior to or after the term of this lease (a “Pre-Existing or Future Condition”) nor any matters arising from any off-site conditions or activities of persons other than Lessee prior to, during or after the term of this lease (an “Off-Site Condition”) nor any matters of general (i.e. commercial and warehouse) use and condition of the premises and the Building during the term of this lease), and expressly excepting any portion of the care of or responsibility for the Building which resides with the Lessor, under law or according to the terms of this lease. Lessor shall, at Lessor’s sole cost and expense, promptly comply in all material respects with all present and future laws, orders, and regulations of all state, federal, municipal and local government, departments, commissions, and boards and any direction of any public officer pursuant to law with respect to the Building and premises (other than those arising out of Lessee’s particular use or manner of use of the premises of

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the Building during the term of this lease). Without limiting the foregoing Lessor represents, warrants and agrees that (i) none of Lessor, Seller, or anyone acting for or through any of them since Lessor has owned and/or Seller has used the premises, has conducted or permitted, and none of Lessor, Seller, or anyone acting for or through any of them, will at any time during the term of this lease, conduct or permit, any operations or activity on the premises which result in the discharge of hazardous waste (as defined in an applicable federal or Connecticut statue or regulations) on the premises or the pollution (as defined in any applicable federal or Connecticut statute or regulations) of surface water, ground water or soil on the premises, (ii) none of Lessor, Seller, or anyone acting for or through any of them since Lessor has owned and/or Seller has used the premises, has conducted or permitted, and none of Lessor, Seller, or anyone acting for or through any of them, will at any time during the term of the lease, conduct or permit any operations or activity on the premises which results in the premises constituting an “establishment” as defined in the Connecticut property transfer law, (iii) none of Lessor, Seller, or anyone acting for or through any of them since Lessor has owned and/or Seller has used the premises, has permitted, and none of Lessor, Seller, or anyone acting for or through any of them will at any time during the term of the lease permit, the alteration so as to become friable, or the installation, of asbestos containing materials on the premises, and (iv) should any of the foregoing representations or warranties be untrue or covenants be breached, or should any action under the Connecticut property transfer law or other environmental laws be required of Lessor or Seller concerning the premises, Lessor will take any and all actions necessary to comply with, cure and/or remedy same (including without limitation investigating and/or remediating any contamination and/or condition) in satisfaction of all applicable federal and Connecticut statutes and regulations including without limitation the Connecticut property transfer law.

Without limiting the foregoing Lessee agrees that (i) it will not at any time during the term of this lease conduct or permit, any operations or activity on the premises which result in the discharge of hazardous waste (as defined in an applicable federal or Connecticut statue or regulations) on the premises or the pollution (as defined in any applicable federal or Connecticut statute or regulations) of surface water, ground water or soil on the premises (ii) it will not at any time during the term of the lease conduct or permit any operations or activity on the premises which results in the premises constituting an “establishment” as defined in the Connecticut property transfer law, (iii) it will at any time during the term of the lease permit the alteration so as to become friable, or the installation, of asbestos containing materials on the premises, and (iv), should any of the foregoing covenants be breached, it will remediate the contamination in satisfaction of all applicable federal and Connecticut statutes and regulations. Lessee shall not do or permit any renovations or alterations to the premises or any act or thing to be done in or to the premises which is contrary to law, including all applicable laws, regulations and codes of the city of Norwalk and any other governmental entity with jurisdiction over the premises, relating to building ,renovating or altering the premises and to public health and safety, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by Lessee for the benefit of the Lessor. Lessor represents and warrants that, to its knowledge, any/all renovations and alterations made heretofore to the premises have been and are in compliance in all material respects with all such applicable laws, regulations and

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codes. Lessee represents and warrants that any/all renovations and alterations made hereunder will be, in compliance in all material respects with all such applicable laws, regulations and codes. Lessee shall not bring or permit to be brought or kept, in or on the premises any inflammable, combustible or explosive fluid, material chemical or substance, with the exception of routine chemicals used in office cleaning and machinery maintained or cause or permit any odors of cooking or other process, or any unusual or other objectionable odor to permeate form the premises.

Lessee and Lessor each agrees to indemnify and hold the other harmless against, and to pay all costs, expenses, fines penalties, or damages, which may imposed upon the other or which the other may suffer by reason of such Lessee or Lessor’s breach of any provisions of this article 3.

4.	Subordination

This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part of and to all renewals, modifications, consolidations, replacements, and extensions of any such underlying leases and mortgages, provided and conditioned upon the beneficiary of such lease or mortgage in return hereby agreeing that Lessee may continue to use, possess and enjoy the premises without being disturbed in any manner, or divested of any right hereunder or being in any other manner impaired, so long as no default beyond applicable notice and cure periods exists under this lease. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Lessee shall execute promptly any certificate that Lessor may reasonably request.

Lessor represents and warrants that there are currently no such ground or underlying leases or mortgages except the current mortgage of Lessor to People’s United Bank and the current mortgage of Lessor to Westport National Bank.

5.	Eminent Domain

If the whole or any material part of the demised premises shall be acquired by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and both Lessor and Lessee shall have no claim for the value of any unexpired term of said lease. Lessor represents and warrants that, to its knowledge, there are no Eminent Domain proceedings or negotiations regarding the premises in process, threatened or under consideration.

6.	Destruction

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(a)
If the leased premises or any part thereof shall be damaged by fire or other casualty, Lessee shall give immediate notice thereof to Lessor and this lease shall continue in full force and effect except as hereinafter set forth.

(b)
If the leased premises are partially or totally damaged or rendered partially or totally unusable by fire or other casualty, the damage thereto shall be repaired, or the premises shall be fully restored and rebuilt, by and at the expense of the Lessor unless this lease is terminated under the following sentence. If (i) repair, restoration and rebuilding cannot be substantially complete within a period of 120 days, then Lessor may terminate this lease upon at least 30 days written notice to Lessee, and (ii) the premises are so damaged as to materially impact on their use by Lessee, then Lessee may terminate this lease upon at least 30 days written notice to Lessor. Upon a damage or casualty, rent hereunder and until same is repaired, restored or rebuilt, rent shall be automatically prorated in proportion to the portion of the building which remains reasonably habitable, accessible and usable to Lessee.

(c)	Nothing contained above shall relieve Lessee from liability that may exist as a result of damage from fire or other casualty caused by Lessee under paragraph 15(d) below.

7.	Assignment

Lessee, for itself, its heirs, executors, administrators, legal representatives, successors and assigns expressly covenants that it shall not (excepting the Existing Sublease) assign, mortgage, or encumber this agreement, nor sublet, or suffer or permit the leased premises or any part thereof to be used by others, without prior written consent of Lessor in each instance, which consent will not be unreasonably withheld. However, Lessee may, without Lessor’s consent, (i) transfer its interest in this lease in connection with a reorganization of its assets or business, whether by merger, reorganization, assignment or sublet provided the transferee is a person, corporation, partnership, limited liability company or other person or entity controlling, controlled by or under common control with Lessee; (ii) transfer its interest in this lease in connection with a sale of all or substantially all of its assets or all or substantially all of its assets relating to the business conducted by Lessee on the premises; or (iii) mortgage or otherwise pledge its interest in this lease to its current or future lender(s) (and such mortgagee, assignee or pledgee may, without Lessor’s consent, foreclose on or otherwise transfer their interest or title herein, or have Lessee transfer its interest or title herein in lieu of foreclosure or similar proceedings, to a successor mortgagee or pledgee or a third-party purchaser).

If this lease be assigned, or if the leased premises or any part thereof be sublet or occupied by anybody other than the Lessee, Lessor may, after default by Lessee, collect rent from the assignee, sub-tenant, or occupant as tenant; in no event, however, shall Lessee be relieved of its obligation to pay the full amount of rent due under this lease. The consent by Lessor to an assignment or subletting shall not in any way be construed to relieve Lessee from obtaining the express written consent of Lessor to any further assignment or subleasing.

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8.	Examination of premise and repairs

(a)
Except as to matters specifically represented or covenanted by Lessor herein or by Seller in the Purchase Agreement: Neither Lessor nor Lessor’s agents have made any representations or promises with respect to building, the land upon which it is erected or the leased premises, the rents, expenses of operation, or any other matter or thing affecting or related to the premises except as herein expressly set forth herein or in the Purchase Agreement, and no rights, casements or licenses are acquired by Lessee by implication or otherwise except as expressly set forth in the provisions of this lease. The Lessee has had the opportunity to inspect the building and the leased premises and is acquainted with their condition, and agrees to take the premises in “as is” condition. Lessee further acknowledges that the taking of possession of the leased premises by Lessee shall be conclusive evidence that, to Lessee’s knowledge, the said premises were in good and satisfactory condition at the time such possession was so taken.

(b)
Lessee, unless herein specified to the contrary, shall be responsible for basic, day-to-day maintenance of all portions of the building leased to Lessee, both exterior and interior (but not the items provided otherwise herein). Throughout the term of this lease, Lessee shall take good care of the leased premises and the fixtures and appurtenances therein, and at its sole cost and expense, make all such non-structural and basic, day-to-day maintenance-related repairs thereto as and when needed to preserve them in good working order and condition.

The Lessor shall, during the term of this lease maintain the structural stability of the premises in sound, safe condition. Lessor shall be responsible, at its sole cost and expense, for all structural and operational repairs and maintenance to the building and the property and the premises’ systems, including without limitation roofs, ceilings and floors, structural walls, electrical, heating and cooling systems, window repair and functionality, plumbing, masonry, concrete, paving and the like, whether related or unrelated to Lessee’s occupancy, and shall maintain the interior and exterior building and other elements described in sound structural condition. Lessee agrees to give prompt notice of any defective structural condition in the premises of which Lessee becomes aware and for which the Lessor may be responsible. For the avoidance of doubt, Lessor shall also be responsible for any and all: (i) matters of Eminent Domain and/or fire and other casualty dealt with in paragraphs 5 and 6 hereof; (ii) damage to the premises due to acts of God or the public enemy; and (iii) repairs, replacements or improvements of a capital nature.

All repairs (whether by Lessor or Lessee) shall be made in accordance with all applicable laws, regulations and codes of the city of Norwalk and any other governmental entity with jurisdiction over the premises.

If the leased premises become infested with vermin, Lessee shall at lessee’s expense, cause the same to be exterminated from time to time in a commercially reasonable manner. Lessor represents that it is not aware of any current or past infestation by vermin and shall deliver the premises to Lessee reasonably free of such vermin.

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Except as specifically provided elsewhere in the lease agreement, there shall be no allowance to the Lessee for the diminution of rental value and no liability on the part of the Lessor by reason if inconvenience, annoyance or injury to business arising from Lessor, Lessee or others making any repairs, alterations, additions, or improvements in or to any portion of the building, or in or to the leased premises or the fixtures, appurtenances or equipment thereof. The provisions of this paragraph 8 (b) with respect to making of repairs shall not apply in the case of fire or other casualty which are dealt with elsewhere.

9.	Term

The premises are leased for a term of four (4) years commencing on the date hereof and ending on the fourth (4th) anniversary of the date hereof unless sooner terminated as hereinafter provided (the “Term”). Lessee may terminate this lease (and vacate the premises with no further obligation) by giving at least six (6) months’ prior written notice of the termination date to the Lessor.

10.	Rent

(a)
In consideration of the premises, the Lesee agrees to pay to the Lessor as rent for the premises $10,106.25.00 per month (which equates to an annual rate of $121,275.00). All rent shall be due and payable in advance on the 1st day of each and every calendar month during said term at c/o William W. Burnham, 241 White Oak Shade Road, New Canaan, Connecticut 06840 or at such other place, as the Lessor may designate. Monthly rental for any partial month shall be prorated at the rate of 1/30th of monthly rental per day.

Notwithstanding that rent is generally due on the 1st of each calendar month, if, as of the last day of any calendar month ending on or before April 30, 2011, Lessee has unrestricted cash on hand together with credit available under its credit line of less than $150,000, then Lessee may defer the amount of the upcoming calendar month’s rent payment that exceeds the sum of: (x) Lessor’s regular, non-default monthly mortgage debt service installment payment to People’s United Bank under the mortgage documents as in place on the date hereof, which shall be no more than $6,801.17, plus (y) $1,500. All sums calculated under clause (y) of the prior sentence shall be retained by Lessor in a separate, interest bearing bank account in the names of Lessor and Lessee, jointly, to be held as a sinking fund for property repairs as required of Lessee under the lease, and such amounts including any interest accrued shall be held in such account until disbursed to pay for such repairs, as such repairs come due, or, if not fully disbursed previously, until the expiration or termination of this lease. Any amounts deferred will accrue simple, non-compounding interest at a 5% per annum rate.

On May 1, 2011, and on each May 1 anniversary thereafter during the Term, the rent shall be increased automatically effective as of such May 1 by the lesser of (i) two and one half percent (2.5%) and (ii) the percentage change in CPI (when comparing CPI as of the end of the most recent complete calendar quarter with CPI as of one year prior to such comparison date). For purposes of this paragraph, “CPI” shall mean the Consumer Price Index U.S. City Averages for Urban Wage Earners and Clerical Workers, All Items (Base Index Year

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1982-84 = 100) published from time to time by the United States Department of Labor, Bureau of Labor Statistics. If such index is changed during the term of this lease so that the base year of such index changes, the index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If such index is discontinued or revised during the term of this lease, the other government index or computation with which such index is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised.

(b)
The Lessee shall be responsible for cleaning and all daily and regular maintenance of the leased premises and, to the extent the responsibility of the owner or occupant of the leased premises, of the surrounding property, including but not limited to, trash removal, pallet disposal, graffiti removal, carpet cleaning, snow plowing and removal, sanding of ice on the parking lot and sidewalks, cutting of grass, and maintenance of planting beds, shrubs and trees. Lessee shall also be responsible for any maintenance or repairs caused by Lessee’s treatment of or use of/damage to the leased premises beyond ordinary wear and tear.

(c)
The Lessee shall pay real property taxes (including governmental sewer and water assessments) which come due and owing on the property during the term of this lease to the extent applicable to the term of this lease. Any portions not applicable to the term of this lease shall be paid by Lessor. If the lease expires or is terminated and Lessee has paid sums applicable to periods after such expiration or termination, Lessee may offset such sums against rents coming due or request reimbursement from Lessor which Lessor shall remit to Lessee within 15 days of expiration or termination. Lessee shall pay promptly (in the time required under law to avoid default and late charges) such real property taxes upon written notification from Lessor including a copy of the tax bill.

Lessor hereby represents and covenants to Lessee that (i) the premises is in and of itself a separate tax lot or lots and such tax lot or lots do not encompass any property other than the premises, and (ii) the buildings and other improvements forming part of the premises are taxed separately from any buildings and/or improvements not part of the premises.

(d)
Lessee shall pay all utility bills, and fire and security alarm service bills, which come due and owing on the property during the term of this lease to the extent applicable to the term of this lease. The terms of paragraph (c) above as to potential credits and refunds shall also apply to these charges.

11.	Use

Lessee shall use and occupy the premises only for lawful purposes, including without limitation light assembly and other uses normally connected therewith and for other purposes that will not impair appearance, character, or reputation of the building and premises, including, without limitation, the following uses (the “Contemplated Uses”): the Business and any lawful uses reasonably related or ancillary to the Business. Lessor represents and warrants to Lessee that the premises are properly zoned for and properly

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licensed and permitted as required by law for the premises to be used for the Contemplated Uses.

l2.	Alterations additions and Improvements

Lessee shall not make any alterations, additions or improvements on or to the premises without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld, except that Lessee may (without such notice, consent, etc.) make any non-structural alterations, additions or changes to the premises reasonably related to the Contemplated Uses, including, without limitation, installing and replacing signs, redecorating, making improvements that do not effect load-bearing walls, and reconfiguring non-load-bearing walls. Any work performed by Lessee shall be at Lessee’s expense, and Lesee shall use contractors or mechanics first approved by Lessor for any structural or building-system work, such approval shall not be unreasonably withheld. All fixtures and all paneling, partitions, railing and like installations, installed in the premises at any time by Lessee shall, upon installation, become the property of Lessor and shall remain upon and be surrendered with the leased premises unless, as to any items installed after the date hereof, Lessor, by notice to lessee not later than twenty days prior to the date fixed as the termination of the lease, elects to relinquish Lessor’s rights thereto and to have them removed by Lessee, in which event, the same shall be removed from the premises by Lessee on or before the expiration of the lease, at Lessee’s expense. Nothing contained in this provision shall prevent Lessee from removing all office furniture and machines, equipment, and trade fixtures customarily used in the business of the Lessee, and any other property and fixtures which are Acquired Assets (as defined in the Purchase Agreement). Lessee agrees that all work performed under this article shall be in compliance with all applicable laws, including all applicable laws, regulations, and codes of the city of Norwalk and any other governmental entity with jurisdiction over the premises.

13.	Access to Premises

(a)
Lessor or Lessor’s agents shall have the right (but shall not be obligated) to enter the leased premises in any emergency at any time, and at other reasonable times with reasonable prior notice to Lessee, to examine the same and make such repairs, replacements and improvements as Lessor my deem necessary and reasonably desirable to any portion of the building or which Lessor may elect to perform, in the premises, following Lessee’s failure after applicable notice and cure periods to make repairs or perform any work which Lessee is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. In the event that Lessor does work under this paragraph (a) which was Lessee’s obligation under this lease, Lessee shall promptly reimburse Lessor for Lessor’s costs and expenses, including the reasonable value of the time spent by Lessor’s employees, in doing such work. Lessor shall not make such repairs which are the responsibility of the Lessee without first providing written notice to the Lessee 30 days in advance of such repair, and Lessee shall have this 30 days to complete the repair at Lessee’s expense.

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(b)
Throughout the term hereof, Lessor shall have the right to enter the leased premises, at reasonable hours and with reasonable prior notice to Lessee, for the purpose of showing the same prospective purchasers or mortgagees of the building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants and may, during said six (6) month period, place upon the premises the usual notice “To Let” and “For Sale” which notices Lessee shall permit to remain without molestation.

14.	Brokerage

Lessee represents that in the negotiation of this lease, it has dealt with no brokers.
Lessor represents that in the negotiation of this lease, it has dealt with no brokers.

15.	Indemnification and Insurance

(a)
Lessee and Lessor each shall, during the entire term hereof, keep in full force and effect with a reputable insurance company a policy of commercial general liability insurance in standard form in favor of itself (and naming the other as an additional insured as its interests may appear), against claims for bodily injury or death or property damage occurring in or upon the leased premises, effective no later than the commencement of the term of this lease. Such insurance shall be in the amount of not less than $5,000,000 combined single limit coverage for bodily injury and property damage issued by carriers reasonably acceptable to the other. This limit may be satisfied by using a combination of primary and excess policies. Certificate(s) evidencing such insurance coverage listing the other as its interests may appear (Noreast Management LLC as additional insured, in respect to being the building owner and landlord, and Lessee as lessee) shall be delivered to the other not later than the commencement of the term of this lease and annually thereafter and shall contain a clause, if and to the extent available, that the Lessee shall not cancel or materially change the insurance without first giving (or endeavoring to give) the Lessor thirty days prior written notice (or such notice, if any, as such insurer will agree to, it being understood that some insurers will agree to only 10 days or will not agree to prior notice).

(b)
Lessor shall, during the entire term hereof, keep in full force and effect with a reputable insurance company, an insurance policy using the so-called “special” or “all risk” form, providing replacement cost coverage of the building, all improvements and betterments, and all Lessor personal property and fixtures at the property and in an amount that is not less than the full insurable replacement cost of such property, and at all times sufficient to avoid penalty under any co-insurance clause. Lessee shall, during the entire term hereof, keep in full force and effect with a reputable insurance company, a fire and all other perils insurance policy in standard form, providing replacement cost coverage of Lessee’s personal property and fixtures. Certificate(s) of insurance evidencing such coverages shall be delivered to Lessee or Lessor, as the case may be, not later than the commencement of the term of this lease and annually thereafter and shall contain a clause, if and to the extent available, that the Lessor or Lessee, as the case may be, will not cancel or materially change the insurance without first giving (or endeavoring to give) the Lessor or Lessee, as the case may be, thirty (30) days prior written notice (or such notice, if any, as such insurer

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is willing to give, it being understood that some insurers will give only 10 days or will not give any prior notice).

(c)
It is the intent of the parties that the risk of loss or damage arising out of or relating to this lease should be borne by insurance to the extent of available coverage. Accordingly, Lessee and Lessor waive all rights against each other (and against the agents, members, managers, officers, employees, representatives and/or insurers of the other) for any loss or damage to any building, structure, or other tangible property, or any resulting loss of income, even though such loss or damage might have been occasioned by the negligence of such other party (its agents, members, managers, officers, employees and/or representatives); provided, however, that: (i) this waiver of rights shall only be applicable to the extent of insurance proceeds actually paid to the parties suffering such loss or damage and (ii) this waiver of rights shall in no way diminish the indemnity obligations of Lessee and Lessor otherwise contained in this lease. Such waiver of rights shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in any related agreement with respect to any claim of Lessee or Lessor. Inasmuch as the waiver of rights shall mean that neither party shall be liable to the other party hereto or to any insurance company (by way of subrogation or otherwise) and will preclude the assignment of any of such claim(s) (by way of subrogation or otherwise) to an insurance company (or any other person), Lessee and Lessor shall give written notice of the terms of this mutual waiver of rights to their respective insurers and shall have their insurance policies properly endorsed, if necessary, for the insurance company(s) to honor these waivers.

(d)
Lessee shall indemnify and hold harmless Lessor, its members, managers, officers, partners and agents against and from all liabilities, obligations, damages, penalties, claims, costs and expense, including reasonable attorney’s fees, paid, suffered, or incurred by Lessor, its members, managers, officers, partners and agents, as a result of (i) any breach by Lessee, Lessee’s members, managers, officers, agents, contractors, employees, invitees, or licensees, of any covenant, condition, representation or warranty of Lessee contained in this lease, or (ii) the negligence of the Lessee, Lessee’s agents, members, managers, officers, contractors, employees, invites, or licensees; provided, however, for the avoidance of doubt, that Lessee shall have no liability whatsoever related to or arising out of any Pre-Existing or Future Condition or any Off-Site Condition. In case any action is brought against Lessor, its members, managers, officers, partners or agents, by reason of any such claim, Lessee , upon written notice from Lessor will at Lessee’s expense, resist or defend such action or proceeding by counsel of Lessee’s choosing and Lessor’s consent shall not be unreasonably withheld. Lessee shall conduct the defense of such action or proceeding, including thereof, in good faith and in a manner protective of Lessor’s interest. No settlement of any such action or proceeding may be made without Lessor’s consent, which shall not unreasonably be withheld.

(e)
Lessor shall indemnify and hold harmless Lessee, its members, managers, officers, partners and agents against and from all liabilities, obligations, damages, penalties, claims, costs and expense, including reasonable attorney’s fees, paid, suffered, or incurred by Lessee, its members, managers, officers, partners and agents, as a result of (i) any breach by Lessor,

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Lessor’s members, managers, officers, agents, contractors, employees, invitees, or licensees, of any covenant, condition, representation or warranty of Lessor contained in this lease, or (ii) the negligence of the Lessor, Lessor’s members, managers, officers, agents, contractors, employees, invites, or licensees or (iii) any Pre-Existing or Future Condition or any Off-Site Condition. In case any action is brought against Lessee, its members, managers, officers, partners or agents, by reason of any such claim, Lessor , upon written notice from Lessee will at Lessor’s expense, resist or defend such action or proceeding by counsel of Lessor’s choosing and Lessee’s consent shall not be unreasonably withheld. Lessor shall conduct the defense of such action or proceeding, including thereof, in good faith and in a manner protective of Lessee’s interest. No settlement of any such action or proceeding may be made without Lessee’s consent, which shall not unreasonably be withheld.

16.	Notices

In every instance where it shall be necessary or desirable for the Lessor to serve any notice or demand upon Lessee, such notice or demand shall be deemed sufficiently given or made if in writing and mailed to Lessee by registered or certified United States mail, postage prepaid, or overnight nationally recognized carrier, or facsimile, addressed to Lessee at the premises and as provided below. Any notice by Lessee to Lessor must be sent by registered or certified United States mail, postage prepaid, or overnight nationally recognized carrier, or via facsimile. Any notice or demand shall be deemed given or made upon confirmed receipt or confirmation of attempted delivery at the specified address(es) or facsimile number(s). Each party may by written notice designate an alternative address for service of notice. All notices shall be sent to the address(es) below:

If to Lessee:	MMAC, LLC
353 Main Avenue
Norwalk, Connecticut 06851-1508
Attention: President/CEO

with a copy to:

Finn Dixon & Herling LLP
177 Broad Street
Stamford, Connecticut 06901
Attention: David I. Albin, Esq.

If to Lessor:	Noreast Management LLC
c/o William W. Burnham
241 White Oak Shade Road
New Canaan, Connecticut 06840

with a copy to:

Barnett & Associates

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4 Lighthouse Way
Darien, Connecticut 06820
Attention: Charles E. Barnett, Esq.

17.	Default

(a)
If the Lessee shall fail to pay the monthly rental charge when due and such default shall not have been fully cured within fifteen (15) business days of such due date, or if Lessee defaults in the prompt and full performance of any other material provision of this lease and said default is not corrected within thirty (30) days after written notice from Lessor to Lessee of said default, then and in any such event the Lessor may upon, five (5) days written notice, terminate this lease and Lessee’s right to possession thereunder, and Lessor may; re-enter the premises. In such event, this lease shall end and expire as fully and completely as if the expiration of such five (5) day period were the date herein definitely fixed for the end and expiration of this lease and the term thereof and Lessee shall remain liable as hereinafter provided.

(b)
If Lessee fails to cure a breach in rental payment obligations as noted above and becomes insolvent, or if there shall be filed by or against Lessee in any court pursuant to any statute either of the United States or any State in petition in bankruptcy or insolvency or for the reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee’s property, and within thirty(30) days thereof Lessee fails to secure discharge thereof or if Lessee makes an assignment for the benefit of creditors, this lease shall ipso facto be canceled and terminated. In which event neither Lessee nor any person claiming through or under Lessee or by virtue of any statue or of an order of any court shall be entitled to possession of the leased premises and Lessor, in addition to the rights and remedies given herein and by virtue of any other provision elsewhere in this lease or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or moneys received by it from Lessee or others in the behalf of Lessee upon the execution hereof.

(c)
Lessee expressly waives any right of redemption. Notwithstanding any re-entry, the liability of Lessee for the rent shall not be extinguished for the balance of the term thereof (except that it shall be limited to the lesser of (i) the remainder of the term of this lease, and (ii) six (6) months from the date of Lessee’s failure to cure the default based upon which Lessor is exercising its remedies).

(d)
In the event of a termination of this lease for reasons of default, the Lessor shall be entitled to recover from the lessee or lessee’s legal representatives, as liquidated damages, the sum of (a) the rent then due and additional rent payable for the lesser of (i) the remainder of the term of this lease, and (ii) six (6) months from the date of Lessee’s failure to cure the default based upon which Lessor terminated this lease, and (b) all reasonable expenses of Lessor incurred in recovering possession of the premises and relating to the same including reasonable costs of repairing and renovating the premises, rent discounts and concessions for future tenants, and reasonable attorney’s and broker’s fees, less (c) the net amount if any, of the rents collected on account of the subsequent lease or leases of the leased

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premises for each month of the period which would otherwise have constituted the balance of the term of this lease (or the lesser of (i) the remainder of the term of this lease, and (ii) six (6) months from the date of Lessee’s failure to cure the default based upon which Lessor terminated this lease). The failure of Lessor to re-let the premises or any part or parts thereof shall not affect Lessee for damages. In no event shall Lessee be entitled to receive any excess of net rent collected over the sums payable by Lessee of Lessor hereunder. Lessor agrees to use its best efforts to mitigate any damage which may be payable by Lessee pursuant to this subparagraph.

18.	Successors and Assigns

The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Lessor and Lessee and their respective heirs, distributes, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

The undersigned Lessee acknowledges that this lease is made from commercial purposes and waives any right of notice and hearing under section 52-278(a) and 52-278(n) of the Connecticut General Statutes, as now or hereafter amended, or any successor act thereto, and authorizes the attorney for Lessor to issue a write for prejudgment remedy without court order. The undersigned Lessee acknowledges being engaged primarily in commercial pursuits and that this lease is made in connection with the undersigned’s business activities.

19.	Holding Over

Any holding over at the expiration of this lease with the consent of the Lessor shall be on a month-to-month basis, which tenancy may thereafter be terminated as provided by the laws of the State of Connecticut. During any holdover tenancy, Lessee shall pay the same rate of rental on a monthly basis as is in effect at the time of termination of this lease, unless otherwise agreed upon in writing, and both parties shall be bound by all the terms and conditions of this lease.

20.	Cost of Litigation

Subject to paragraph 23 hereof, if any legal action is instituted to enforce this lease, the prevailing party shall be entitled to recover reasonable attorney’s fees and court costs form the other party. If Lessee defaults in the observance or performance of any material term or covenant of this lease beyond applicable notice and/or grace periods, then, unless otherwise provided for in this lease, Lessor may immediately or at any time thereafter and without notice perform the obligation of Lessee hereunder and, if Lessor, in connection therewith or in connection with any default by Lessee in the covenant to pay rent hereunder beyond applicable notice and/or grace periods, makes any expenditures for legal fees, in instituting, prosecuting, or defending any actions or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed additional rent hereunder and shall be paid by Lessee within five (5) days of mediation of any bill or statement therefore, and if Lessee’s lease term shall have expired at the time of such expenditures, such sums shall be recoverable by Lessor as damages.

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21.	Termination and Surrender

Lessee shall surrender the premises on the last day of the term of the lease. Lessor shall have the right to place and maintain on the premises “For Rent” and “For Sale” signs during the last six (6) months of the term of this lease. Lessee shall, at the expiration of the lease, surrender the keys to the premises to Lessor.

22.	Severability

If any provisions of this lease or any application thereof shall be invalid or unenforceable, the remainder of this lease and any other application of such provision shall not be affected thereby.

23.	Quiet Enjoyment

Upon due performance by Lessee of its covenants and agreements under this lease within applicable notice and/or grace periods, Lessor warrants the Lessee shall and may at all times peaceably and quietly have, hold and enjoy the leased premises during the lease term. Notwithstanding anything in the agreement to the contrary, if this covenant of quiet enjoyment is breached and/or Lessee is made a party to any legal proceedings affecting its right of possession and/or if Lessee is unable to use and enjoy the leased premises due to the action of Westport National Bank, People’s United Bank or any other person and/or any action constituting eviction, or similar action un-related to any action or failure to act upon the part of the Lessee if required under this lease and within applicable notice and/or grace periods, Lessor shall reimburse Lessee for all reasonable attorney’s fees and other expenses incurred by it in defending its right to this lease and for all losses, damages, and other expenses arising out of any such breach of this covenant of quiet enjoyment. Notwithstanding anything in this lease agreement to the contrary, Lessee may apply all such fees, expenses, losses and damages to the rent due or to become due.

24.	Headings

The article headings are for convenience and reference only and shall not be used to limit or otherwise affect the meaning of any provision of this lease.

25.	Governing Law

This lease shall be construed in accordance with and governed by the laws of the State of Connecticut.

26.	Relationship of Parties

Lessor and Lessee shall not be considered or deemed to be joint ventures or partners and neither shall have the power to bind or obligate the other except as ser forth herein.

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27.	Modification

No changes, additions, or interlineations made to this lease shall be binding unless agreed to in writing by both parties.

28.	Entire Agreement

This lease supersedes all agreements previously made between the parties relating to this subject matter (except the Existing Sublease Letter Agreement). With the exception of this lease, there are no other understandings or agreements between them regarding the subject matter hereof. Notwithstanding the above, however, this lease is subject in all respects to, and shall not amend or undermine in any respect, the agreements set forth in the Purchase Agreement.

29.	Counterparts

This lease may be executed in any number of counterparts, each of which, when executed and delivered, being an original, and such counterparts together constituting one and the same instrument.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Lessor and Lessee have entered into this lease as of the date set forth above.

WITNESSETH:	LESSOR:

NOREAST MANAGEMENT LLC

Name:

By:
Name:	William W. Burnham
Principal Manager

LESSEE:

MMAC, LLC

Name:

By:
Name:	Name:
Title:

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STATE OF CONNECTICUT               )
                                                              : ss. ________________
COUNTY OF FAIRFIELD                   )

On this the ____ day of _____________, 2010, before me, the undersigned officer, personally appeared William W. Burnham, who acknowledged himself to be the Principal Manager of NOREAST MANAGEMENT LLC, a Connecticut limited liability company, and that he, as such Principal Manager, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as such Principal Manager, and as the free act and deed of himself and the limited liability company.

In witness whereof I hereunto set my hand.

Notary Public (or Commissioner of the Superior Court)
My commission expires:

STATE OF CONNECTICUT               )
                                                              : ss. ________________
COUNTY OF FAIRFIELD                   )

On this the ____ day of _____________, 2010, before me, the undersigned officer, personally appeared ___________________________, who acknowledged himself to be a/the ____________________ of MMAC, LLC, a Delaware limited liability company, and that he, as such ____________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as such ____________________, and as the free act and deed of himself and the limited liability company.

In witness whereof I hereunto set my hand.

Notary Public (or Commissioner of the Superior Court)
My commission expires:

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